UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Roku, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Roku, Inc.
1173 Coleman Avenue
San Jose, California 95110
Notice of Annual Meeting of Stockholders
To Be Held on June 6, 2024 at 9:30 a.m. Pacific Time
To the Stockholders of Roku, Inc.:
On behalf of our board of directors (our Board), it is our pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the Annual Meeting) of Roku, Inc., a Delaware corporation (Roku). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROKU2024 on Thursday, June 6, 2024 at 9:30 a.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect three Class I directors to serve until our 2027 annual meeting of stockholders.
2.	To approve the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan.
3.	To consider an advisory vote on Roku’s named executive officer compensation.
4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
5.	To conduct any other business properly brought before the Annual Meeting.
Only stockholders of record of our Class A and Class B common stock at the close of business on the record date, April 8, 2024, may vote at the Annual Meeting or any adjournment thereof.
On or about April 26, 2024, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the internet or by telephone and how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed at www.proxyvote.com. You will be asked to enter the control number located on your Notice or proxy card.
A list of stockholders entitled to vote will be available for 10 days ending the day prior to the Annual Meeting at our headquarters, 1173 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2024.
By Order of the Board of Directors
Anthony Wood
Chief Executive Officer, President, and Chairman
San Jose, California
April 26, 2024
YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card or in the Notice. Even if you have voted by proxy, you may still vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.

Roku, Inc. 2024 Proxy Statement

Voting and Meeting Information
This section provides information about participating in and voting at the Annual Meeting and summarizes certain information contained elsewhere in this proxy statement. This section does not contain all of the information that you should consider in deciding how to vote at the Annual Meeting, and you should read the entire proxy statement carefully before voting.
Why did I receive a notice regarding the availability of proxy materials on the internet?
We have elected to provide access to our proxy materials over the internet. Accordingly, we have sent our stockholders the Notice because our Board is soliciting our stockholders’ proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders may access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or request a printed copy may be found in the Notice. We expect to mail the Notice on or about April 26, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend and participate in the Annual Meeting online?
The Annual Meeting will be conducted virtually, via live webcast only. You will not be able to attend the Annual Meeting in person. We believe the virtual format allows us to communicate effectively and efficiently with all of our stockholders while enhancing attendance and participation regardless of where a stockholder resides. Any stockholder can virtually attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROKU2024. Stockholders may vote and submit questions while attending the meeting online. Guests may also attend the Annual Meeting. If you log in to the virtual meeting as a guest, you will not be able to vote or ask a question during the meeting.
The Annual Meeting will begin at 9:30 a.m. Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 9:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures. To enter the meeting as a stockholder, you will need a control number. Your control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name” (as defined below). Further information on how to attend and participate online is available at www.virtualshareholdermeeting.com/ROKU2024. The webcast will be recorded and available for replay for at least 30 days following the Annual Meeting on www.virtualshareholdermeeting.com/ROKU2024.
How do I ask a question at the Annual Meeting?
Stockholders may submit written questions in advance of the Annual Meeting at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2024. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using your control number, type your question into the “Ask a Question” field and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. We will endeavor to answer as many questions related to the business of the Annual Meeting that comply with our Annual Meeting Rules of Conduct as time permits. Our Annual Meeting Rules of Conduct will be available at www.virtualshareholdermeeting.com/ROKU2024.
What if I need technical assistance?
Beginning at 9:15 a.m. Pacific Time on the date of the Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting while logging in or during the meeting time, you should contact the support team listed on www.virtualshareholdermeeting.com/ROKU2024.
Roku, Inc. 2024 Proxy Statement	1

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 8, 2024 will be entitled to vote at the Annual Meeting. On the record date, there were 126,837,276 shares of Class A common stock and 17,331,064 shares of Class B common stock outstanding and entitled to vote (together referred to as our common stock).
A list of stockholders entitled to vote will be available for 10 days ending the day prior to the Annual Meeting at our headquarters, 1173 Coleman Avenue, San Jose, California 95110. If you would like to view the stockholder list, please contact the office of our Corporate Secretary via email at corporatesecretary@roku.com. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ROKU2024.
Stockholders of Record: Shares Registered in Your Name
If, on April 8, 2024, your shares of common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If, on April 8, 2024, your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares of common stock held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank, or other agent.
What matters am I voting on?
There are four matters scheduled for a vote:
•	Election of three Class I directors to hold office until our 2027 annual meeting of stockholders;
•	Approval of the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan;
•	Approval, on an advisory basis, of the compensation of our named executive officers (NEOs); and
•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
What if another matter is properly brought before the Annual Meeting?
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to our Board or you may “Withhold” your vote for any nominee you specify. With regard to Proposals 2, 3, and 4, you may vote “For” or “Against” or you may “Abstain” from voting on the matter.
2	Roku, Inc. 2024 Proxy Statement

Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/ROKU2024 starting at 9:30 a.m. Pacific Time on June 6, 2024.
•	To vote online before the Annual Meeting, go to www.proxyvote.com.
•	To vote by toll-free telephone, call 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).
•	To vote by mail, complete, sign, and date the proxy card or voting instruction card, and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time on June 5, 2024, we will vote your shares as you direct.
To vote, you will need your control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank, or other agent if you hold your shares of common stock in “street name.”
Beneficial Owners: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I change my vote?
Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•
You may send a written notice that you are revoking your proxy to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.

•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such party.
Roku, Inc. 2024 Proxy Statement	3

What happens if I do not vote?
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone, or by mailing your proxy card, your shares will not be voted. If we receive your vote by internet or telephone or your signed proxy card up until 11:59 p.m. Eastern Time on June 5, 2024, or if you vote during the Annual Meeting, we will vote your shares as you direct.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the Annual Meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.
Proposals 1, 2, and 3 are non-routine matters so your broker or other agent may not vote your shares on Proposals 1, 2, or 3 without your instructions. Proposal 4 is a routine matter so your broker or other agent may vote your shares on Proposal 4 even in the absence of your instruction.
Please instruct your broker, bank, or other agent to ensure that your vote will be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of each Class I director nominee, FOR the approval of the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan, FOR the advisory approval of our NEO compensation, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, a proxyholder (one of the individuals named on the proxy card) will vote your shares of common stock using their best judgment.
How many votes do I have?
Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How do I find out whether I have Class A or Class B common stock?
If you are unsure whether you hold shares of Class A or Class B common stock, you may contact our stock administrator at stockadmin@roku.com.
4	Roku, Inc. 2024 Proxy Statement

What vote is required to approve each proposal?
The vote required to approve each proposal is set forth below. Brokers or other agents who do not receive voting instructions from the beneficial owners of shares of Class A common stock will only have discretion to vote on Proposal 4.
Proposal		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of three Class I directors	Nominee receiving the highest number of “For” votes will be elected. “Withhold” votes will have no effect.	No effect	Not applicable
2.	Approval of the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	No effect	Counts against
3.	Approval, on an advisory basis, of our NEO compensation	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	No effect	Counts against
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	“For” votes from the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the matter.	Not applicable	Counts against
Who counts the votes?
We have engaged Broadridge Financial Solutions, Inc. (Broadridge) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the Annual Meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate Secretary. This notice may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct, Suite 100, San Jose, California 95112. To be timely for the 2025 annual meeting of stockholders,
Roku, Inc. 2024 Proxy Statement	5

a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 6, 2025 and March 8, 2025, provided that if the date of that annual meeting of stockholders is earlier than May 7, 2025 or later than July 6, 2025, you must give the required notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our bylaws.
To comply with the universal proxy rules, in addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Roku’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the Exchange Act) no later than April 7, 2025.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2025 annual meeting of stockholders must be received by us not later than December 27, 2024 in order to be considered for inclusion in our proxy materials for that meeting. Such proposals may be delivered to us via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of our common stock issued, outstanding, and entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. On the record date, there were 126,837,276 shares of Class A common stock and 17,331,064 shares of Class B common stock outstanding and entitled to vote. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. To have a quorum, the holders of shares representing an aggregate of 150,073,959 votes must be present or represented by proxy at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote that are present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced during the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or they may be held in different brokerage or other accounts. Please follow the instructions on each Notice to ensure that all of your shares are voted.
6	Roku, Inc. 2024 Proxy Statement

What if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials?
U.S. Securities and Exchange Commission (SEC) rules permit companies and intermediaries, such as brokers, to deliver a single Notice or set of proxy materials to stockholders sharing the same address. In accordance with these rules, we are sending only one Notice or full set of proxy materials to addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces printing and postage costs and conserves natural resources. To receive a separate copy of the Notice or, if applicable, our proxy materials, contact Broadridge at 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be delivered promptly in response to any such request. If you would like to request householding, please contact Broadridge or your broker. Once you have elected householding, it will continue until you are notified otherwise or until you revoke your consent.
Roku, Inc. 2024 Proxy Statement	7

Board of Directors and Corporate Governance
Roku is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, as well as a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors. The committee charters and the Code of Conduct and Business Ethics, and any waivers or amendments to the Code of Conduct and Business Ethics, are available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section.
Corporate Governance Highlights
Highlights of our corporate governance practices include:

✔  We are committed to Board refreshment and diversity.
✔  Our Board is comprised of a majority of independent directors.
✔  Our Board committees are comprised entirely of independent directors.
✔  Our independent directors regularly meet in executive session.
✔  We conduct regular Board and committee self-evaluations.

✔  We have adopted mandatory stock ownership guidelines for directors and senior executives.
✔  We maintain a clawback policy applicable to senior executives.
✔  We have an anti-hedging and anti-pledging policy applicable to directors and employees.
✔  We have robust Board and committee risk oversight practices.
✔  We conduct an annual say-on-pay vote.

Board Overview
Our Board currently consists of nine directors: Anthony Wood, Ravi Ahuja, Jeffrey Blackburn, Mai Fyfield, Jeffrey Hastings, Laurie Simon Hodrick, Neil Hunt, Gina Luna, and Ray Rothrock. Below is a snapshot of the composition of our Board:
INDEPENDENCE	TENURE	AGE	GENDER DIVERSITY
Independent • • • • • • • Non-Independent • •	< 4 Years • • • • 4-7 Years• • > 8 Years • • •	50-55 Years • • • • 56-60 Years • • > 60 Years • • •	Female • • • Male • • • • • •
Director Biographies
Below is biographical information, as of the date of this proxy statement, about each of our director nominees and our continuing directors, including the specific qualifications, experience, attributes, or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that he or she should serve as one of our directors.
8	Roku, Inc. 2024 Proxy Statement

Nominees for Election at the 2024 Annual Meeting until the Annual Meeting of Stockholders in 2027
Ravi Ahuja
Independent Director Director since: February 2013 Age: 53 Committees: Nominating and Corporate Governance (Chair)
Since April 2024, Mr. Ahuja has served as the President and Chief Operating Officer of Sony Pictures Entertainment Inc., a media company. Additionally, he has served as the Chairman of Global Television Studios of Sony Pictures Entertainment since March 2021. From March 2019 to November 2020, Mr. Ahuja was President, Business Operations, and Chief Financial Officer (CFO) of Walt Disney Television, a media company. From June 2016 to March 2019, Mr. Ahuja served as CFO of Fox Networks Group, an operating unit of Twenty-First Century Fox, a media company. Mr. Ahuja held several other senior positions at Fox Networks Group from 2007 to 2016. From 1999 to 2007, Mr. Ahuja served in various executive capacities at Virgin Entertainment Group, Inc., a media company, including ultimately as its CFO. Mr. Ahuja was an associate at McKinsey & Co., a management consulting firm, from 1997 to 1999. He holds a B.S. in finance and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Ahuja was selected to serve on our Board because of his management experience, his strong background in finance and global strategic planning, and his extensive work experience in the media and entertainment industry.

Mai Fyfield
Independent Director Director since: May 2018 Age: 54 Committees: Audit
Ms. Fyfield was Chief Strategy and Commercial Officer at Sky plc, a media and telecommunications company, until October 2018, responsible for leading strategy and Sky’s commercial partnerships across the Sky Group. She previously served in various other capacities at Sky since 1999, and was a key player in the growth and diversification of the business. Ms. Fyfield has served as a director of BBC Commercial Ltd since August 2019 and as a director of the Football Association Premier League since October 2021. She previously served as a director of ASOS plc and Nationwide Building Society. Ms. Fyfield also served as a board observer at Roku from 2014 until our IPO in 2017. She holds a B.A. in economics from Cambridge University and an M.A. in economics from Tufts University. Ms. Fyfield was selected to serve on our Board because of her significant strategic experience in working with media and technology companies and her deep understanding of the growth and development of Roku’s business.

Roku, Inc. 2024 Proxy Statement	9

Laurie Simon Hodrick
Independent Director Director since: December 2020 Age: 61 Committees: Audit (Chair; Financial Expert)
Dr. Hodrick is the A. Barton Hepburn Professor Emerita of Economics in the Faculty of Business at Columbia Business School, where she has served on the faculty since 1996. Since September 2015, Dr. Hodrick has served as a Visiting Fellow at the Hoover Institution at Stanford University. She was previously a Visiting Professor of Law and Rock Center for Corporate Governance Fellow at Stanford Law School. Dr. Hodrick was also a managing director at Deutsche Bank from 2006 to 2008. Since September 2017, Dr. Hodrick has served as a director of PGIM Funds, the retail investments business of PGIM, the global investment management business of Prudential Financial, Inc. Since January 2022, she has served as a director of Andela, a private global technology talent network. She previously served as a director of SYNNEX Corporation, Kabbage, Corporate Capital Trust, and Merrill Lynch Investment Managers funds. Dr. Hodrick received a B.A. in economics from Duke University and a Ph.D. in economics from Stanford University. Dr. Hodrick was selected to serve on our Board because of her deep financial and corporate governance expertise, her extensive academic experience, and her prior service on public and private company boards.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2026
Jeffrey Hastings
Director since: August 2011 Age: 59
Mr. Hastings has served as the Chief Technology Officer (CTO) of BrightSign LLC, a manufacturer of digital signage media players, since January 2024, and previously served as Chief Executive Officer (CEO) from August 2009 to December 2023. From August 2007 to March 2009, Mr. Hastings was President and General Manager, Digital Media of Corel Corporation, a software company. From August 2005 to August 2007, Mr. Hastings served as General Manager at Pinnacle Systems, Inc., a hardware and software company. From April 2004 to August 2005, Mr. Hastings served as Chief Operating Officer at M-Audio, a hardware and software company. From April 2003 to April 2004, Mr. Hastings served as President at Rio, Inc., a portable audio device company. From August 2001 to April 2003, Mr. Hastings held several roles at SonicBlue Incorporated, a consumer electronics company, with his last position being Vice President, Engineering, Operations and Customer Care. From February 2000 to August 2001, Mr. Hastings served as Executive Vice President of Products at ReplayTV, Inc. He holds a B.S. in computer science from Purdue University. Mr. Hastings was selected to serve on our Board because of his extensive experience in working with digital media companies.

10	Roku, Inc. 2024 Proxy Statement

Neil Hunt
Independent Director Director since: August 2017 Age: 62 Committees: Compensation
Since April 2021, Dr. Hunt has served as Chief Product Officer of Vibrant Planet, an ecotechnology startup incorporated in Delaware as a public benefit corporation. Dr. Hunt served as the Chief Strategy Officer of Curai, Inc., a healthcare technology startup, from January 2019 to October 2019, and as CEO from January 2018 to December 2018. From 1999 to July 2017, he served as Chief Product Officer at Netflix, Inc., a media technology company. Prior to Netflix, Dr. Hunt served in various engineering and product roles at the software test tool company Pure Software and its successors, Pure Atria Corporation and Rational Software. Since June 2023, Dr. Hunt has served as a director of Sony Group Corporation. He previously served as a director of Logitech International S.A. Dr. Hunt holds a doctorate in computer science from the University of Aberdeen and a B.Sc. degree and an honorary D.Sc. degree from the University of Durham. Dr. Hunt was selected to serve on our Board because of his extensive experience in the streaming media technology industry, as well as his service on public company boards.

Anthony Wood
CEO, President, and Chairman Director since: February 2008 Age: 58
Mr. Wood is our founder and has served as our CEO since October 2002, as our Chairman since February 2008, and as our President since July 2011. Prior to Roku, Mr. Wood founded ReplayTV, where he served as CEO before the company’s acquisition in 2001, and co-founded iband.com, an internet software company later acquired by Macromedia. He also co-founded BrightSign LLC, a manufacturer of digital signage media players. Mr. Wood holds a B.S. in electrical engineering from Texas A&M University. Mr. Wood was selected to serve on our Board because of the perspective and experience he brings as our founder and CEO and his extensive experience in the software, hardware, and online entertainment industries.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2025
Jeffrey Blackburn
Independent Director Director since: June 2023 Age: 54 Committees: Compensation
Mr. Blackburn held various positions at Amazon.com, Inc. for over two decades and served on its senior leadership team for over a decade, including serving as Senior Vice President of Global Media and Entertainment from May 2021 to February 2023, and Senior Vice President of World Wide Business Development, Advertising and Entertainment from November 2012 to February 2020. From March 2021 to May 2021, Mr. Blackburn served as a general partner and a member of the management committee of Bessemer Venture Partners, a venture capital and private equity firm. From 1995 to 1998, Mr. Blackburn worked as an investment banker at Morgan Stanley and Deutsche Bank. Mr. Blackburn holds an M.B.A. from Stanford Business School and an A.B. in economics from Dartmouth College. Mr. Blackburn was nominated to serve on our Board because of his extensive experience in the digital media and technology industries.

Roku, Inc. 2024 Proxy Statement	11

Gina Luna
Independent Director Director since: December 2020 Age: 51 Committees: Audit (Financial Expert)
Ms. Luna is a partner in GP Capital Partners, LP, a private debt/equity fund formed in late 2020. Ms. Luna served as the CEO of Luna Strategies, LLC, an independent consulting firm, from November 2016 to July 2020. Previously, Ms. Luna served at JPMorgan Chase and Co. for 21 years, holding several senior management level positions, including Managing Director, Chase Commercial Banking; Chief Marketing Officer, Chase Commercial Banking; and Chief Operating Officer, Commercial and Investment Banking, South Region. Since July 2018, Ms. Luna has served as a director of TETRA Technologies, Inc. Ms. Luna received a B.B.A. in finance and management from Texas A&M University. Ms. Luna was selected to serve on our Board because of her extensive banking, marketing, and executive management experience, as well as her prior service on public and private company boards.

Ray Rothrock
Independent Director Director since: August 2014 Age: 69 Committees: Compensation (Chair); Nominating and Corporate Governance
Since December 2023, Mr. Rothrock has served as Chairman of RedSeal, Inc., a cybersecurity company. From June 2020 to November 2023, Mr. Rothrock served as Executive Chairman of RedSeal, and from February 2014 to June 2020, Mr. Rothrock served as Chairman and CEO of RedSeal. From 1988 to June 2013, Mr. Rothrock was a partner at Venrock, a venture capital firm. Since 1995, Mr. Rothrock has served as a director of Check Point Software Technologies Ltd. Mr. Rothrock holds a B.S. in nuclear engineering from Texas A&M University, an M.S. in nuclear engineering from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School. Mr. Rothrock was selected to serve on our Board because of his extensive experience with technology companies, as well as his prior service on public and private company boards.

Director Independence
Our Class A common stock is listed on The Nasdaq Global Select Market (Nasdaq). Under the Nasdaq listing standards, independent directors must comprise a majority of our Board. The Nasdaq listing standards also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of a company’s board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Audit Committee members must satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10A-3 under Exchange Act. Compensation Committee members must also satisfy the additional independence criteria set forth in the Nasdaq listing standards and Rule 10C-1 under the Exchange Act.
Our Board annually reviews its composition, the composition of its committees, and the independence of its directors and director nominees. As a result of this review and based upon information requested from and provided by each director and nominee concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Mr. Ahuja, Mr. Blackburn, Ms. Fyfield, Dr. Hodrick, Dr. Hunt, Ms. Luna, and Mr. Rothrock do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent under the applicable SEC rules and the Nasdaq listing standards. In particular, for Mr. Ahuja, our Board considered that Mr. Ahuja currently serves as the President and Chief Operating Officer, and Chairman of Global Television Studios, of Sony Pictures Entertainment Inc., an affiliate of Sony Group Corporation, a multinational technology and media company. For Dr. Hunt, our Board considered that Dr. Hunt previously served as a consultant to, and currently
12	Roku, Inc. 2024 Proxy Statement

serves as a director of, Sony Group Corporation. Affiliates of Sony Group Corporation engage in ordinary course licensing and advertising transactions with Roku. Our Board concluded that such transactions, relationships, and arrangements involving each of Mr. Ahuja and Dr. Hunt did not impair the independence of such directors.
Our Board determined that Mr. Wood is not independent given his position as our CEO and Mr. Hastings is not independent given his status as the CTO, and previously the CEO, of BrightSign LLC, which Mr. Wood co-founded and served the Chairman of the board of directors and the majority stockholder until October 2021. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.
Board Leadership Structure
Mr. Wood serves as the Chairman of our Board. Although we have not appointed a lead independent director, our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Mr. Wood. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors together with Mr. Hastings bring experience, oversight, and expertise from outside of our company, while Mr. Wood brings company-specific experience and expertise.
Executive Sessions of Independent Directors
To encourage and enhance communication among independent directors, and as required under the Nasdaq listing standards, our independent directors meet in executive session regularly (no less than twice per year) without non-independent directors present.
Board Meetings
Our Board is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. In 2023, our Board met five times and acted by unanimous written consent once. Each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served in 2023. We encourage our directors and director nominees to attend our annual meeting of stockholders. All of our directors attended the 2023 annual meeting of stockholders, except for Mr. Blackburn (who was not yet a director).
Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, available on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. The table below provides the current membership (M) and chair (C) information for each standing committee. Members serve on these committees until their resignation or until otherwise determined by our Board. Mr. Blackburn joined the Compensation Committee effective July 1, 2023. Mr. Ahuja stepped down from the Compensation Committee effective March 31, 2024.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ravi Ahuja			C
Jeffrey Blackburn		M
Mai Fyfield	M
Laurie Simon Hodrick	C
Neil Hunt		M
Gina Luna	M
Ray Rothrock		C	M
Roku, Inc. 2024 Proxy Statement	13

Audit Committee
Our Board has determined that each member of the Audit Committee is independent under the heightened Nasdaq listing standards for audit committee members and Rule 10A-3 under the Exchange Act. Our Board has also determined that each of Dr. Hodrick and Ms. Luna is an “audit committee financial expert” as defined by the SEC. In addition, our Board has determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board examined each Audit Committee member’s scope of experience, employment history, and education. In 2023, the Audit Committee met eight times.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
•	selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of our independent registered public accounting firm;
•
discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and our independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	reviewing our guidelines and policies on risk assessment and risk management, including financial risk exposures, and the steps taken by management to monitor and control these exposures;
•	reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules and our Code of Conduct and Business Ethics;
•	reviewing related person transactions;
•
reviewing significant cybersecurity matters and concerns involving our company, including information security and related regulatory matters, and the adequacy and effectiveness of our information security policies and practices and internal controls regarding information security;

•
obtaining and reviewing a report by our independent registered public accounting firm at least annually that describes its internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm.

Compensation Committee
Our Board has determined each member of the Compensation Committee is independent under the heightened Nasdaq listing standards for compensation committee members, and each is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. In 2023, the Compensation Committee met eight times and acted by unanimous written consent four times.
The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•	reviewing and approving our overall compensation strategy and policies;
•	reviewing and approving the compensation of our executive officers and other senior management;
14	Roku, Inc. 2024 Proxy Statement

•	reviewing and recommending to our Board the compensation of our non-employee directors;
•
reviewing the effectiveness of our policies and strategies relating to human capital management, including those regarding recruiting, retention, engagement, development, diversity, equity and inclusion, and management succession;

•	appointing and overseeing any compensation consultant, legal counsel, or other advisers to assist in performance of its duties;
•	reviewing disclosures and reports to be included in our annual reports and proxy statements;
•	administering our stock and equity incentive plans;
•	determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and
•
approving and modifying (or recommending to the Board for approval or modification as needed) clawback policies allowing Roku to recoup compensation paid to employees in accordance with applicable law and stock exchange requirements.

Nominating and Corporate Governance Committee
Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards. In 2023, the Nominating and Corporate Governance Committee met four times and acted by unanimous written consent once. Specific responsibilities of the Nominating and Corporate Governance Committee include:
•	identifying, evaluating, and recommending to our Board nominees for election to our Board;
•	evaluating the performance of our Board and the independence of individual directors;
•	considering and making recommendations to our Board regarding the composition of the committees of our Board;
•	instituting a continuing education program for directors;
•	overseeing and reviewing the processes for information dissemination to our Board;
•	reviewing management succession plans; and
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.
Compensation Committee Interlocks and Insider Participation
In 2023, our Compensation Committee was comprised of Mr. Ahuja, Mr. Blackburn (effective as of July 1, 2023), Dr. Hunt, and Mr. Rothrock, none of whom is or has ever been one of our officers or employees. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.
Board and Committee Self-Evaluations
Our Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Our outside corporate counsel conducts interviews of each director to assist us in assessing effectiveness. The results are reported and discussed at meetings of the Nominating and Corporate Governance Committee and the Board. As appropriate, the self-evaluations result in updates or changes to our corporate governance practices.
Roku, Inc. 2024 Proxy Statement	15

Nominations Process and Director Qualifications
Nomination to Our Board
Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our certificate of incorporation, and our bylaws. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, and stockholders, using the same criteria to evaluate all such candidates. A stockholder or employee who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to the office of our Corporate Secretary via email at corporatesecretary@roku.com or via mail at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Information regarding the process for stockholders who wish to submit director nominations to be presented at our 2025 annual meeting of stockholders is set forth above under “Voting and Meeting Information—When are stockholder proposals due for next year’s annual meeting?”
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for recommending to our Board the desired qualifications, expertise, and characteristics of director nominees. The Nominating and Corporate Governance Committee seeks nominees who exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board, including experience or expertise in the following areas:
•	Media, entertainment, and technology industry knowledge;
•	Finance and accounting expertise;
•	Senior management and operational experience;
•	Service on public and private company boards;
•	International business experience;
•	Experience in academia; and
•	Corporate governance expertise.
With respect to diversity, the Nominating and Corporate Governance Committee may consider factors such as diversity in viewpoint, professional experience, education, international experience, skills, and other individual qualifications and attributes, including characteristics such as race, ethnicity, national origin, gender and gender expression, and sexual orientation, among others.
Communications with the Board
Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by email or mail, care of the office of our Corporate Secretary at corporatesecretary@roku.com or at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be reviewed by the Corporate Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.
16	Roku, Inc. 2024 Proxy Statement

Code of Conduct and Business Ethics
Our Board has adopted a Code of Conduct and Business Ethics that applies to all of our employees, contingent workers, officers, and directors, including our CEO, CFO, and other executive and senior financial officers. Our Code of Conduct and Business Ethics is posted on our investor relations website (roku.com/investor) in the “Governance—Governance Overview” section. We will post amendments to our Code of Conduct and Business Ethics or any waivers of our Code of Conduct and Business Ethics for directors and executive officers on the same website.
Board Diversity Matrix
The table below summarizes certain self-identified characteristics of our current Board members in accordance with the requirements of Nasdaq Rule 5606.
Board Diversity Matrix (as of April 8, 2024)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+			–	–
Did Not Disclose Demographic Background			–
Roku, Inc. 2024 Proxy Statement	17

Risk Oversight
Board of Directors

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives and improve long-term organizational performance. A fundamental part of risk management oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for Roku, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Our Board seeks to promote an effective, ongoing risk dialogue with management, design an appropriate risk oversight relationship between the Board and its committees, and ensure that appropriate resources support risk management systems.
Our Board administers our overall risk management oversight function, and the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas, as described below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•  Assesses and monitors our guidelines and policies governing the process by which financial risk assessment and management is undertaken, including our major financial risk exposures and the steps our management has taken to monitor and control these exposures
•  Monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function
•  Monitors management’s preparedness for and responses to significant cybersecurity matters and other concerns involving the company

•  Assesses and monitors whether our compensation philosophy and practices could have the potential to cause excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks
•  Reviews the effectiveness of our policies and strategies relating to human capital management
•  See “Compensation Discussion and Analysis—Compensation Risk Assessment” below for additional details
• Assesses and monitors risks relating to: • our corporate governance policies and practices • Board composition • Board independence • succession planning
Management

While our Board is responsible for risk oversight, our management team has responsibility for day-to-day risk management. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, including strategic, financial, operational, legal, compliance, and cybersecurity risks, among others.

18	Roku, Inc. 2024 Proxy Statement

Director Compensation
We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their roles and involvement, and consistent with peer company practices. In setting director compensation, we consider the amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. Mr. Wood, our CEO, does not receive additional compensation for his service as a director.
The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering changes to our non-employee director compensation program and recommends changes, if any, to the full Board for its consideration and approval. The Compensation Committee periodically reviews and assesses the level, type, and form of compensation paid to our non-employee directors with the assistance of Compensia, Inc. (Compensia), its compensation adviser. After consultation with Compensia pursuant to this review process in 2022 and 2023, including review of non-employee director compensation trends and data from companies comprising our executive officer compensation peer group, the Compensation Committee made no changes to our non-employee director compensation program for the fiscal year ended December 31, 2023 or the fiscal year ending December 31, 2024. Our fiscal year 2023 non-employee director compensation program is described in detail below.
Cash Compensation
In 2023, each non-employee director received an annual cash retainer of $45,000 for serving on our Board. In addition, the chairs and members of the committees of our Board received the following additional annual cash retainers:
Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	25,000	10,000
Compensation Committee	20,000	8,000
Nominating and Corporate Governance Committee	10,000	5,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, generally no later than the last day of each quarter for which the service occurred, pro-rated for any partial months served in the applicable fiscal quarter.
Equity Compensation
Annual Grants
In 2023, on the date of our annual meeting of stockholders, each non-employee director received an equity grant for shares for our Class A common stock equivalent to $240,000 under our 2017 Equity Incentive Plan (the 2017 Plan), consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in restricted stock units (RSUs) vesting on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date, each subject to continued service as a director through each applicable vesting date.
We determined the number of stock options granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five days prior to the grant date, and multiplying that number by a factor intended to approximate a Black-Scholes value (which, for the 2023 annual equity grants, was 1.8). We determined the number of RSUs granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date. We used an average stock price, rather than a single day stock price, to provide a more stabilized stock value that is less susceptible to possible swings in the market. Each stock option has a term of ten years from the grant date, subject to earlier termination of vesting in connection with a
Roku, Inc. 2024 Proxy Statement	19

termination of the non-employee director’s continuous service with us. The exercise price per share of each stock option was the closing price of our Class A common stock on the grant date.
Initial Grants
In 2023, on the date of our annual meeting of stockholders, our new non-employee director, Mr. Blackburn, received an equity grant for shares for our Class A common stock equivalent to $240,000 under the 2017 Plan. The new director equity grant consisted of 50% in stock options vesting monthly over one year from the grant date and 50% in RSUs vesting on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date, subject to continued service as a director through each applicable vesting date, with the number of stock options and RSUs determined in the same manner as described in “Equity Compensation—Annual Grants” above.
Vesting Acceleration
In the event of a change in control (as defined in our 2017 Plan), any unvested portion of an equity award granted to our non-employee directors will fully vest and become exercisable immediately prior to the effective date of such change in control, subject to the non-employee director’s continuous service with us until immediately prior to the closing of the change in control.
Non-Employee Director Compensation Table
The following table provides information on all compensation awarded to, earned by, or paid to each of our non-employee directors in the year ended December 31, 2023. As an NEO, Mr. Wood did not receive any additional compensation in connection with his service on our Board. Mr. Wood’s compensation is shown below in “Executive Compensation—Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	RSU Awards(1) ($)	Total ($)
Ravi Ahuja	63,000	152,153	149,532	364,685
Jeffrey Blackburn	29,343	152,153	149,532	331,028
Mai Fyfield	55,000	152,153	149,532	356,685
Jeffrey Hastings	45,000	152,153	149,532	346,685
Laurie Simon Hodrick	70,000	152,153	149,532	371,685
Neil Hunt	53,000	152,153	149,532	354,685
Gina Luna	55,000	152,153	149,532	356,685
Ray Rothrock	70,000	152,153	149,532	371,685
(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, granted in 2023, computed in accordance with the provisions of Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 16, 2024. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. In the case of stock options, our non-employee directors will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

20	Roku, Inc. 2024 Proxy Statement

The following table provides additional information concerning the total outstanding RSUs and stock option awards held by our non-employee directors as of December 31, 2023.
Name	Total Unvested RSUs Outstanding (#)	Total Option Awards Outstanding (#)
Ravi Ahuja	2,164	19,600
Jeffrey Blackburn	2,164	3,895
Mai Fyfield	2,164	10,807
Jeffrey Hastings	2,164	19,600
Laurie Simon Hodrick	2,164	9,052
Neil Hunt	2,164	97,077
Gina Luna	2,164	9,052
Ray Rothrock	2,164	9,751
We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and its committees.
Roku, Inc. 2024 Proxy Statement	21

Proposal 1
Election of Class I Directors
Our Board is divided into three classes with the members of each class serving as a director for a three-year term, and with the terms of office of the respective classes expiring in successive years.
Our Board presently has nine members, and our directors currently are divided into three classes as follows:
•	Class I directors: Ravi Ahuja, Mai Fyfield, and Laurie Simon Hodrick
•	Class II directors: Jeffrey Blackburn, Gina Luna, and Ray Rothrock
•	Class III directors: Jeffrey Hastings, Neil Hunt, and Anthony Wood
The terms of the Class I directors will expire at the Annual Meeting. The terms of the Class II and Class III directors expire at the annual meetings of stockholders to be held in 2025 and 2026, respectively.
Our Board proposes the election of Mr. Ahuja, Ms. Fyfield, and Dr. Hodrick at the Annual Meeting to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders to be held in 2027 and until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, or removal. Mr. Ahuja, Ms. Fyfield, and Dr. Hodrick have agreed to stand for election as Class I directors.
Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size.
Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, leveraging our directors’ diversity of backgrounds and experience in various areas. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of our Board.
OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
22	Roku, Inc. 2024 Proxy Statement

Proposal 2
Approval of the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan
We are asking our stockholders to approve the Roku, Inc. Amended and Restated 2017 Equity Incentive Plan (the Restated 2017 Plan). The Restated 2017 Plan was approved by our Board on March 27, 2024, subject to approval by our stockholders. We refer to the 2017 Equity Incentive Plan that was approved by our stockholders in 2017 as the 2017 Plan.
The Restated 2017 Plan contains the following material changes from the 2017 Plan:
•
The Restated 2017 Plan extends the end date of the “evergreen” provision for future automatic annual increases to the number of shares available for grant under the Restated 2017 Plan from January 1, 2027 to January 1, 2034. Other than the evergreen provision, we are not increasing the number of shares available for issuance under the Restated 2017 Plan.

•
The Restated 2017 Plan expands the ability of the Board or Compensation Committee to delegate to one or more persons or bodies the authority to designate recipients of equity awards, the number of shares subject to equity awards, and certain terms of such equity awards in a manner permitted by the 2022 amendments to the Delaware General Corporation Law.

•
The Restated 2017 Plan removes terms in the 2017 Plan that are no longer applicable to us due to regulatory changes, such as removing limitations previously set pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

Why You Should Vote “For” Proposal 2 to Approve the Restated 2017 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Your approval of the Restated 2017 Plan will allow us to continue to provide our eligible employees, consultants, and directors with the opportunity to acquire an ownership interest in Roku through their participation in the Restated 2017 Plan, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders. We believe it is important that our eligible employees, consultants, and directors receive part of their compensation in the form of equity awards to help us maintain a competitive compensation program. Our compensation program is designed to attract, retain, and reward employees, consultants, and directors who possess the skills necessary for Roku to achieve its strategic objectives. We believe equity compensation fosters an employee ownership culture, motivates employees to create stockholder value, and, because equity awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. See the “Compensation Discussion and Analysis” section below for more information regarding our executive compensation strategy.
The Restated 2017 Plan Includes Provisions Designed to Protect our Stockholders’ Interests
We recognize that equity awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the Restated 2017 Plan are designed to protect our stockholders’ interests, including:
•
Flexibility in designing our equity compensation program. The Restated 2017 Plan allows us to provide a broad array of equity incentives, including stock option grants, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, performance cash awards, and any other forms of stock awards as the Board deems appropriate. This flexibility allows us to quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

Roku, Inc. 2024 Proxy Statement	23

•
Recoupment/clawback. Awards granted under the Restated 2017 Plan will be subject to recoupment in accordance with our Policy for Recoupment of Incentive Compensation, as may be amended from time to time, or any other clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise may be required under applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of an event constituting cause.

•
Limit on non-employee director awards. The maximum number of shares of Class A common stock subject to stock awards granted under the Restated 2017 Plan or otherwise during any one year to any non-employee director, taken together with any cash fees paid by us to such non-employee director during such year for service on the Board, will not exceed $1,000,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

•
Stockholder approval requirements. The Restated 2017 Plan requires stockholders’ approval for any amendment that (i) materially increases the number of shares of Class A common stock available for issuance under the Restated 2017 Plan, (ii) materially expands the class of individuals eligible to receive equity awards under the Restated 2017 Plan, (iii) materially increases the benefits accruing to participants under the Restated 2017 Plan, (iv) materially reduces the price at which shares of Class A common stock may be issued or purchased under the Restated 2017 Plan, (v) materially extends the term of the plan, or (vi) materially expands the types of awards available for issuance under the Restated 2017 Plan.

We Manage Our Equity Award Use Carefully
Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees, except for employees in certain non-U.S. locations. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We monitor our equity compensation share reserve, including our burn rate, to help ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.
The following tables provide certain additional information regarding our equity compensation program.
As of April 8, 2024 (the Record Date)
Total number of shares subject to outstanding stock options	5,102,779
Weighted-average exercise price of outstanding stock options	$76.90
Weighted-average remaining term of outstanding stock options	6.66 years
Total number of shares subject to outstanding full value awards(1)	7,732,025
Total number of shares available for grant under the 2017 Plan	35,538,075
Total number of shares available for grant under other equity incentive plans	—
Total number of shares of Class A and B common stock outstanding	144,168,340
Per-share closing price of our Class A common stock as reported on Nasdaq Global Select Market	$60.85
(1)	Consists entirely of RSUs.
24	Roku, Inc. 2024 Proxy Statement

	2023	2022	2021
Gross Burn Rate(1)	3.5%	7.3%	0.8%
Net Burn Rate(2)	2.1%	6.5%	0.5%
(1)
Gross Burn Rate is calculated as (number of shares subject to full value awards granted) + (number of shares subject to stock options granted x an implied weighted average Black-Scholes value)/the weighted average number of shares of common stock outstanding.

(2)
Net Burn Rate is calculated as (number of shares subject to full value awards granted) + (number of shares subject to stock options granted x an implied weighted average Black-Scholes value) – (number of shares subject to cancelled full value awards) – (number of shares subject to cancelled stock options x an implied weighted average Black-Scholes value)/the weighted average number of shares of common stock outstanding.

If Proposal 2 is Not Approved, We May Eventually Run Out of Shares Available under the 2017 Plan to Make Grants to Enable Us Attract and Retain Employees
If our stockholders approve this Proposal 2, the Restated 2017 Plan will become effective on the date of the Annual Meeting. If our stockholders fail to approve this Proposal 2, the 2017 Plan will remain as-is without any changes thereto. If this Proposal 2 is not approved, the “evergreen” provision will expire on January 1, 2027 and we may not have sufficient shares available after its expiration under the 2017 Plan to make grants to help us retain employees.
Description of the Restated 2017 Plan
A summary of the principal features of the Restated 2017 Plan follows below. The summary is qualified by the full text of the Restated 2017 Plan that is attached as Appendix A to this proxy statement.
Purpose
The Restated 2017 Plan is designed to secure and retain the services of our employees, directors, and consultants, provide incentives for our employees, directors, and consultants to exert maximum efforts for the success of our company and our affiliates, and a means by which our employees, directors, and consultants may be given an opportunity to benefit from increases in the value of our Class A common stock.
Types of Awards
The Restated 2017 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, and other stock awards (each, a Stock Award), and performance cash awards (together, Awards).
Shares Available for Awards
Approving Proposal 2 will not increase the number of shares currently available for issuance and, subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our Class A common stock that may be issued under our Restated 2017 Plan (the Share Reserve), will not exceed 36,501,187 shares, which is the sum of (i) 35,538,075 shares (which is the number of shares available for issuance under our 2017 Plan as of April 8, 2024), plus (ii) the Returning Shares (as defined below), if any, which become available for grant under this Restated 2017 Plan from time to time, up to a maximum of 28,000,000 Returning Shares.
The term Returning Shares refers to the shares of Class B common stock subject to outstanding stock awards granted under the Roku, Inc. 2008 Equity Incentive Plan that (i) expire or terminate for any reason prior to exercise; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to Roku; or (iii) are reacquired or withheld (not issued) to satisfy a tax withholding obligation in connection with an award.
If this Proposal 2 is approved, the Share Reserve will automatically increase on January 1st of each calendar year, beginning on January 1, 2025 and ending on (and including) January 1, 2034 (each, an Evergreen Date) in an
Roku, Inc. 2024 Proxy Statement	25

amount equal to five percent (5%) of the total number of shares of our capital stock outstanding on the last day of the preceding year. Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Class A common stock than would otherwise occur pursuant to the preceding sentence.
If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of shares of Class A common stock that may be available for issuance under the Restated 2017 Plan. If any shares of Class A common stock issued pursuant to a Stock Award are forfeited back to or repurchased by Roku because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Restated 2017 Plan. Any shares reacquired by Roku in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Restated 2017 Plan.
Eligibility
Incentive stock options may be granted only to employees of Roku or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than incentive stock options may be granted to employees, directors, and consultants; provided, however, that Stock Awards may not be granted to employees, directors, and consultants who are providing continuous service only to any “parent” of Roku, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) Roku, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) Roku, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
A person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Roku or any affiliate will not be granted an incentive stock option unless the exercise price of such option is at least 110% of the fair market value on the date of grant and the option is not exercisable after the expiration of five years from the date of grant.
As of April 8, 2024, we (including our affiliates) had approximately 3,168 employees, four consultants, and eight non-employee directors.
Limitation on Compensation of Non-Employee Directors
The maximum number of shares of Class A common stock subject to Stock Awards granted under the Restated 2017 Plan or otherwise during any one year to any non-employee director, taken together with any cash fees paid by Roku to such non-employee director during such year for service on the Board, will not exceed U.S. $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).
Administration
The Restated 2017 Plan will be administered by our Board, which may in turn delegate authority to administer the plan to a committee. Our Board may also delegate to one or more persons or bodies the authority to (i) designate recipients (other than officers) to receive specified Awards; (ii) determine the number of shares subject to such Awards; and (iii) determine the terms of such Awards. Under our Restated 2017 Plan, our Board has the authority to determine Award recipients, grant dates, the numbers and types of Awards to be granted, the applicable fair market value, and the provisions of each Award, including the period of exercisability and the vesting schedule
26	Roku, Inc. 2024 Proxy Statement

applicable to an Award. Our Board has delegated concurrent authority to administer the Restated 2017 Plan to our Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.
Repricing; Cancellation and Re-Grant of Stock Awards
Our Board has the power to effect, with the consent of any adversely affected participant, (i) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (ii) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (a) stock option or stock appreciation right, (b) restricted stock award, (c) RSU award, (d) other stock award, (e) cash, and/or (f) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (1) covering the same or a different number of shares of Class A common stock as the cancelled Stock Award and (2) granted under the Restated 2017 Plan or another equity or compensatory plan of Roku; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.
Vesting Requirements
The total number of shares of Class A common stock subject to a stock option or stock appreciation right may vest and become exercisable in periodic installments that may or may not be equal. The stock option or stock appreciation right may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual stock options or stock appreciation right may vary and may set the minimum number of shares of Class A common stock as to which a stock option or stock appreciation right may be exercised.
Dividends and Dividend Equivalents
A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting and forfeiture restrictions as applicable to the shares subject to the restricted stock award to which they relate.
Dividend equivalents may be credited in respect of shares of Class A common stock covered by an RSU award, as determined by the Board and contained in the RSU award agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Class A common stock covered by the RSU award in such manner as determined by the Board. Any additional shares covered by the RSU award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award agreement to which they relate.
Stock Options
Stock options may be granted under the Restated 2017 Plan pursuant to stock option agreements. The Restated 2017 Plan permits the grant of stock options that are intended to qualify as incentive stock options and nonstatutory stock options.
The exercise price of a stock option granted under the Restated 2017 Plan may not be less than 100% of the fair market value of the Class A common stock subject to the stock option on the date of grant, unless the stock option is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction (as defined in Restated 2017 Plan and described below) (see “Corporate Transaction and Change in Control” below) and in a manner consistent with the provisions of Section 409 of the Code and, if applicable, Section 424(a) of the Code.
Roku, Inc. 2024 Proxy Statement	27

Subject to certain exceptions that apply to 10% stockholders, no stock option will be exercisable after the expiration of 10 years from the grant date.
Acceptable forms of consideration for the purchase of our Class A common stock pursuant to the exercise of a stock option under the Restated 2017 Plan will be determined by the Board and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our Class A common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for nonstatutory stock options only); or (v) in other legal consideration approved by the Board to the extent permitted by applicable law and specified in the applicable stock option agreement.
The Board may impose limitations on the transferability of stock options granted under the Restated 2017 Plan in its sole discretion. Generally, a participant may not transfer a stock option granted under the Restated 2017 Plan other than by will or the laws of descent and distribution or, subject to approval by the Board or a duly authorized officer, pursuant to a domestic relations order or an official marital settlement agreement. However, the Board may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Board or a duly authorized officer, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Incentive Stock Option Limitations
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of Class A common stock that may be issued pursuant to the exercise of incentive stock options will remain the same at 200,000,000 shares of Class A common stock.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Restated 2017 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in Class A common stock share equivalents. Subject to certain exceptions, the strike price of each stock appreciation right will in no event be less than 100% of the fair market value of the Class A common stock subject to the stock appreciation right on the date of grant, unless the stock appreciation right is granted pursuant to an assumption of or substitution for another stock appreciation right pursuant to a corporate transaction (see “Corporate Transaction and Change in Control” below) and in a manner consistent with the provisions of Section 409 of the Code and, if applicable, Section 424(a) of the Code.
Subject to certain vesting requirements (see “Vesting Requirements” above), the Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate.
The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our Class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Board and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Restated 2017 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the Restated 2017 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration (including future services) acceptable to the Board. Shares of our Class A common stock acquired under a restricted stock award may be subject to forfeiture by us in accordance with a vesting schedule to be determined by the Board. Rights to acquire shares of our Class A common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A
28	Roku, Inc. 2024 Proxy Statement

restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting and forfeiture conditions as applicable to the shares subject to the related restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
RSU Awards
RSU awards may be granted under the Restated 2017 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Board as permissible under applicable law. An RSU award may be settled by the delivery of shares of our Class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Board and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Board. The Board may impose restrictions or conditions that delay the delivery of the shares of Class A common stock (or their cash equivalent) subject to a RSU award to a time after the vesting of such RSU award. Dividend equivalents may be credited in respect of shares of our Class A common stock covered by an RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
The Restated 2017 Plan allows us to grant performance stock and cash awards.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by a committee of one or more directors as delegated by the Board (or the Board). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Board may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by a committee of one or more directors as delegated by the Board (or the Board). The Board may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Roku, Inc. 2024 Proxy Statement	29

Other Stock Awards
Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, our Class A common stock may be granted either alone or in addition to other Stock Awards under the Restated 2017 Plan. Subject to the terms of the Restated 2017 Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such other Stock Awards will be granted, the number of shares of our Class A common stock (or the cash equivalent thereof) to be granted, and all other terms and conditions of such other Stock Awards.
Clawback Policy
Awards granted under the Restated 2017 Plan will be subject to recoupment in accordance with our Policy for Recoupment of Incentive Compensation, as may be amended from time to time, or any other clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise may be required under applicable law. In addition, the Board may impose other clawback, recovery, or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Restated 2017 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.
Dissolution or Liquidation
Except as otherwise provided in the applicable Stock Award agreement, in the event of a dissolution or liquidation of Roku, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Class A common stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Class A common stock subject to our repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by us notwithstanding the fact that the holder of such Stock Award is providing continuous service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
Corporate Transaction and Change in Control
The following provisions will apply to Stock Awards in the event of a corporate transaction unless otherwise provided in the applicable Stock Award agreement or any other written agreement between Roku or any affiliate and the participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a corporate transaction, then, notwithstanding any other provision of the Restated 2017 Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the corporate transaction:
(i)
arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue Stock Awards or to substitute a similar stock award for Stock Awards (including, but not limited to, an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

30	Roku, Inc. 2024 Proxy Statement

(ii)
arrange for the assignment of any reacquisition or repurchase rights held by Roku in respect of shares issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)
accelerate the vesting, in whole or in part, of Stock Awards (and, if applicable, the time at which Stock Awards may be exercised) to a date prior to the effective time of such corporate transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), which exercise is contingent upon the effectiveness of such corporate transaction with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Board may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction;

(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to Stock Awards;
(v)
cancel or arrange for the cancellation of Stock Awards, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)
make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of our shares in connection with the corporate transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award, which amount may be zero (U.S. $0) if the amount per share (or value of property per share) payable to the holders of our shares is equal to or less than the exercise price of the Stock Award. In addition, any escrow, holdback, earnout, or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of shares. The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

Unless otherwise provided in the instrument evidencing an award, in any other written agreement between us or one of our affiliates and the participant, no additional acceleration of vesting or exercisability of any outstanding award granted under the Restated 2017 Plan after it is in effect will occur upon or after a change in control (as defined in the Restated 2017 Plan).
For purposes of the Restated 2017 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Class A common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Plan Amendments and Termination
The Board will have the authority to amend or terminate the Restated 2017 Plan at any time. However, except as otherwise provided in the Restated 2017 Plan or an award agreement, no amendment or termination of the Restated 2017 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Restated 2017 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Restated 2017 Plan after March 27, 2034. No awards may be granted under the Restated 2017 Plan while the plan is suspended or after it is terminated.
Roku, Inc. 2024 Proxy Statement	31

U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Restated 2017 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Restated 2017 Plan. The Restated 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to any of a company’s “covered employees” (as defined under Section 162(m) of the Code).
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Restated 2017 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received upon exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
32	Roku, Inc. 2024 Proxy Statement

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an incentive stock option exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired upon exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
RSU Awards
Generally, the recipient of a RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Roku, Inc. 2024 Proxy Statement	33

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits under Restated 2017 Plan
Name and Position	Dollar Value	Number of Shares
Anthony Wood, CEO	(1)	(1)
Dan Jedda, CFO	(1)	(1)
Charles Collier, President, Roku Media	(1)	(1)
Mustafa Ozgen, President, Devices, Products, and Technology	(1)	(1)
Gidon Katz, Senior Vice President, Platform Products and User Experience	(1)	(1)
Steve Louden, Former CFO	(2)	(2)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$960,000(3)	(4)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)
(1)
Awards granted under the Restated 2017 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2017 Plan, and our Board and Compensation Committee have not granted any awards under the Restated 2017 Plan subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Restated 2017 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2023 if the Restated 2017 Plan had been in effect, are not determinable.

(2)	Mr. Louden’s employment with us ended in August 2023. Therefore, he is not eligible to receive any future awards under the Restated 2017 Plan.
(3)
Represents the dollar value of RSUs that will be granted pursuant to our current compensation program for non-employee directors on the date of the Annual Meeting calculated using current directors and their current committee assignments for full-year 2024 at the levels set forth in footnote 4 below.

(4)
Awards granted under the Restated 2017 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2017 Plan. However, pursuant to our current compensation program for non-employee directors, on the date of the Annual Meeting, each non-employee director is entitled to receive an equity grant for shares for our Class A common stock equivalent to $240,000, consisting of 50% in stock options vesting monthly over one year from the grant date and 50% in RSUs vesting on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the grant date, each subject to continued service as a director through each applicable vesting date. We determine the number of stock options granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five days prior to the grant date, and multiplying that number by a factor intended to approximate a Black-Scholes value. We determine the number of RSUs granted by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date. After the date of the Annual Meeting, any such awards will be granted under the Restated 2017 Plan if this Proposal 2 is approved by our stockholders. For additional information regarding our compensation program for non-employee directors, see “Director Compensation” above.

34	Roku, Inc. 2024 Proxy Statement

Awards Granted under the 2017 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our Class A common stock subject to awards that have been granted under the 2017 Plan as of April 8, 2024.
Name and Position	Number of Shares(1)
Anthony Wood, CEO	1,888,864
Dan Jedda, CFO	283,618
Charles Collier, President, Roku Media	1,491,736
Mustafa Ozgen, President, Devices, Products, and Technology	372,569
Gidon Katz, Senior Vice President, Platform Products and User Experience	199,396
Steve Louden, Former CFO	483,003
All current executive officers as a group (7 persons)	4,724,133
All current directors who are not executive officers as a group (8 persons)	169,507
Each non-employee nominee for election as a director:
Ravi Ahuja	27,575
Mai Fyfield	34,964
Laurie Simon Hodrick	13,131
Each associate of any executive officers, current directors, or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	22,730,000
(1)	Includes shares subject to equity awards that have been forfeited or cancelled.
Required Vote and Board of Directors Recommendation
Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.
Roku, Inc. 2024 Proxy Statement	35

Proposal 3
Advisory Vote on the Compensation of Our NEOs
In accordance with Section 14A of the Exchange Act, we are seeking approval, on a non-binding and advisory basis, of the compensation of our NEOs for the year ended December 31, 2023, as described in this proxy statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation.” This non-binding, advisory vote is commonly referred to as a “say-on-pay” vote. The say-on-pay vote is not intended to address any specific items of compensation or the compensation of a specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Our stockholders have recommended, and our Board has approved, annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at our 2025 annual meeting of stockholders.
As described in more detail under “Compensation Discussion and Analysis,” our compensation philosophy is designed to attract, retain, and reward talented individuals. Our compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular role as well as the unique qualifications of the individual employee and not by the title of a position.
As an advisory vote, this say-on-pay proposal is not binding. However, our Board and our Compensation Committee, which is responsible for designing the compensation program of our NEOs, value the opinions expressed by stockholders in their vote on this proposal, and our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.
Advisory approval of this say-on-pay proposal requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.
36	Roku, Inc. 2024 Proxy Statement

Proposal 4
Ratification of Selection of Independent Registered Public Accounting Firm
Our Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024 and has directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Although it is not required by law, we believe that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has audited our financial statements since 2011. Even if the selection is ratified, our Board or the Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Roku and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.
Principal Accounting Fees and Services
The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022.
	Year Ended December 31,
	2023	2022
Audit Fees(1)	$5,056,066	$4,443,695
Audit Related Fees(2)	—	—
Tax Fees(3)	125,000	—
All Other Fees(4)	3,790	3,790
Total Fees	$5,184,856	$4,447,485
(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings, as well as fees related to the statutory audits of certain of our subsidiaries.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. Fees for the year ended December 31, 2023 related to professional services in connection with U.S. federal and state tax compliance.

(4)	Consists of fees billed for access to an online library of accounting and financial disclosure literature.
Pre-Approval Policies and Procedures
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a Pre-Approval Policy under which the Audit Committee approves in advance audit and non-audit services to be performed by our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and permissible other services up to specified dollar amounts.
Roku, Inc. 2024 Proxy Statement	37

Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022 described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the management of Roku. The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in Roku’s Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Audit Committee
Laurie Simon Hodrick (Chair)
Mai Fyfield
Gina Luna
38	Roku, Inc. 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth information known to Roku as of April 8, 2024 with respect to the beneficial ownership of our Class A and Class B common stock by: (i) each of our NEOs; (ii) each of our directors; (iii) all directors and executive officers as a group; and (iv) each person or group that beneficially owns more than 5% of our Class A or Class B common stock.
The percentage of shares beneficially owned is based on 126,837,276 shares of Class A common stock and 17,331,064 shares of Class B common stock outstanding as of April 8, 2024. In calculating the number of shares beneficially owned and the percentage ownership of each person listed, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or that will become exercisable within 60 days of April 8, 2024 and all RSUs held by the person that will vest within 60 days of April 8, 2024. However, we did not deem such shares or RSUs outstanding for the purpose of calculating the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons listed have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information in this table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in this table is c/o Roku, Inc., 1173 Coleman Avenue, San Jose, California 95110. The information provided in this table is based on our records, information filed with the SEC, and information provided to us.
	Shares Beneficially Owned				% of Total Voting Power†
	Class A		Class B
	Shares	%	Shares	%
NEOs
Anthony Wood(1)	1,509,588	1.2%	17,128,111	98.8%	57.4%
Dan Jedda(2)	51,493	*	—	—	*
Charles Collier(3)	465,116	*	—	—	*
Mustafa Ozgen(4)	81,790	*	—	—	*
Gidon Katz(5)	48,523	*	—	—	*
Steve Louden(6)	286,069	*	—	—	*
Directors
Ravi Ahuja(7)	22,864	*	—	—	*
Jeffrey Blackburn(8)	11,570	*	—	—	*
Mai Fyfield(9)	12,227	*	—	—	*
Jeffrey Hastings(10)	22,864	*	—	—	*
Laurie Simon Hodrick(11)	10,642	*	—	—	*
Neil Hunt(12)	17,008	*	83,333	*	*
Gina Luna(13)	10,642	*	—	—	*
Ray Rothrock(14)	48,170	*	—	—	*
All directors and executive officers as a group (16 persons)(15)	2,915,582	*	17,233,437	98.8%	58.2%
5% Stockholders
ARK Investment Management LLC(16)	9,528,872	7.5%	—	—	3.2%
BlackRock, Inc.(17)	6,949,444	5.5%	—	—	2.3%
Entities Affiliated with FMR LLC(18)	13,365,700	10.5%	—	—	4.5%
The Vanguard Group(19)	11,853,866	9.3%	—	—	3.9%
*	Denotes less than 1%.
†
Represents the voting power with respect to all shares of our Class A and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.

Roku, Inc. 2024 Proxy Statement	39

(1)
Includes (i) 1,025,290 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024, and (ii) 8,277 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024. Mr. Wood has sole voting and dispositive power over (i) 279,801 shares of Class A common stock held by the Anthony J. Wood 2024 Annuity Trust V, (ii) 41,851 shares of Class A common stock held by the Anthony J. Wood 2023 Annuity Trust V, (iii) 45,298 shares of Class A common stock held by the Anthony J. Wood 2023 Annuity Trust V-B, and (iv) 54,702 shares of Class A common stock held by the Anthony J. Wood 2022 Annuity Trust V-B. Mr. Wood is trustee of such annuity trusts. Mr. Wood has shared voting and dispositive power over 17,128,111 shares of Class B common stock and 6,849 shares of Class A common stock held by the Wood Revocable Trust. Mr. Wood and his spouse are co-trustees of the Wood Revocable Trust. Mr. Wood also has shared voting and dispositive power over 42,500 shares of Class A common stock held by the Wood 2020 Irrevocable Trust (the Irrevocable Trust). Mr. Wood is the investment advisor of the Irrevocable Trust. This filing shall not be deemed an admission that Mr. Wood is the beneficial owner of the shares held by the Irrevocable Trust for purposes of Section 13(d) of the Exchange Act, or for any other purpose, and Mr. Wood disclaims beneficial ownership of such shares.

(2)	Includes 17,726 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024.
(3)
Includes (i) 426,702 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024 and (ii) 29,340 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024. Mr. Collier has shared voting and dispositive power of 200 shares of Class A common stock with his spouse and 600 shares of Class A common stock held by the Charles D. Collier Revocable Trust.

(4)
Includes (i) 64,830 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024, and (ii) 9,668 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024.

(5)
Includes (i) 25,422 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024, and (ii) 3,344 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024.

(6)
Mr. Louden’s employment with us ended in August 2023; the amount shown reflects our current records of Mr. Louden’s holdings. Consists of 286,069 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.

(7)	Includes 19,275 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(8)	Includes 3,570 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(9)	Includes 10,482 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(10)	Includes 19,275 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(11)	Includes 8,727 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(12)
Includes (i) 13,419 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024 and (ii) 83,333 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.

(13)	Includes 8,727 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(14)	Includes 9,426 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.
(15)
Includes (i) 2,105,882 shares of Class A common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024, (ii) 82,986 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 8, 2024, and (iii) 105,326 shares of Class B common stock issuable pursuant to outstanding stock options within 60 days of April 8, 2024.

(16)
Based on information reported by ARK Investment Management LLC (ARK) on a Schedule 13G/A filed with the SEC on January 29, 2024, ARK beneficially owns an aggregate of 9,528,872 shares of Class A common stock, consisting of (i) 9,014,726 shares as to which it has sole voting power, (ii) 285,750 shares as to which it has shared voting power, and (iii) 9,528,872 shares as to which it has sole dispositive power. The address for ARK is 200 Central Avenue, St. Petersburg, FL 33701.

(17)
Based on information reported by BlackRock, Inc. (BlackRock) on a Schedule 13G filed with the SEC on January 31, 2024, BlackRock beneficially owns 6,949,444 shares of Class A common stock, consisting of (i) 6,107,024 shares as to which it has sole voting power and (ii) 6,949,444 shares as to which it has sole dispositive power. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(18)
Based on information reported by FMR LLC (FMR) and Abigail P. Johnson on a Schedule 13G/A filed with the SEC on April 10, 2024, FMR beneficially owns an aggregate of 13,365,700 shares of Class A common stock, consisting of (i) 13,266,723 shares as to which it has sole voting power and (ii) 13,365,700 shares as to which it has sole dispositive power. Abigail P. Johnson beneficially owns an aggregate of 13,365,700 shares of Class A common stock as to which she has sole dispositive power. Abigail P. Johnson is a Director, the Chairman, and the CEO of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address for FMR is 245 Summer Street, Boston, MA 02210.

(19)
Based on information reported by The Vanguard Group (Vanguard) on a Schedule 13G/A filed with the SEC on February 13, 2024, Vanguard beneficially owns an aggregate of 11,853,866 shares of Class A common stock, consisting of (i) 69,879 shares as to which it has shared voting power, (ii) 11,681,348 shares as to which it has sole dispositive power, and (iii) 172,518 shares as to which it has shared dispositive power. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

40	Roku, Inc. 2024 Proxy Statement

Executive Officer Biographies
Below is biographical information for our executive officers. For more information about Mr. Wood, see “Board of Directors and Corporate Governance—Director Biographies.”
Name	Age	Position
Anthony Wood	58	CEO, President, and Chairman
Dan Jedda	52	CFO
Charles Collier	54	President, Roku Media
Mustafa Ozgen	56	President, Devices, Products, and Technology
Gidon Katz	50	Senior Vice President, Platform Products and User Experience
Gil Fuchsberg	61	Senior Vice President, Subscriptions, Partnerships, and Corporate Development
Stephen H. Kay	63	Senior Vice President, General Counsel and Secretary
Dan Jedda has served as CFO since May 2023. From December 2020 to April 2023, Mr. Jedda served as the CFO of Stitch Fix, Inc. From June 2005 to December 2020, Mr. Jedda held various positions at Amazon.com, including serving as Vice President and CFO for Digital Video (including Amazon Studios), Digital Music, and the Advertising and Corporate Development organizations. Previously, Mr. Jedda also served as a Controller for Toshiba America and spent several years at Honeywell and ADC Telecommunications in various business finance roles, including treasury and internal audit. Mr. Jedda holds a B.A. in Accounting and Finance from the University of St. Thomas and an M.B.A. from the University of Minnesota, Carlson School of Management.
Charles Collier has served as President, Roku Media since October 2022. From October 2018 to October 2022, Mr. Collier served as the CEO of FOX Entertainment, a division of the media company Fox Corporation, where he was responsible for driving the overall vision and business of FOX Entertainment. From September 2006 to October 2018, Mr. Collier held senior roles at the media company AMC Networks, including President and General Manager, AMC, SundanceTV, and AMC Studios. Prior to September 2006, Mr. Collier held senior roles at Court TV, Oxygen Media, and A&E Television Networks. Mr. Collier holds a B.A. from Bucknell University and an M.B.A. from Columbia Business School.
Mustafa Ozgen has served as President, Devices, Products, and Technology since December 2023, and previously served as President, Devices from September 2022 to December 2023 and Senior Vice President and General Manager, Account Acquisition from February 2019 to September 2022. From September 2018 to February 2019, Mr. Ozgen was the CEO and a member of the board of directors of SmartKem Limited, a manufacturer of organic semiconductor materials for flexible displays. From August 2015 to September 2018, Mr. Ozgen served as the CEO and a member of the board of directors of QD Vision, a nanotechnology display and lighting product company acquired by Samsung Electronics in November 2016. Prior to that, from 2012 to 2015, Mr. Ozgen served as Senior Vice President and General Manager of Home Multimedia Business Unit at Sigma Designs, a semiconductor company. Mr. Ozgen holds a Bachelor’s Degree in Computer Engineering from the Turkish Naval Academy and a Master’s Degree in Computer Science from the Naval Postgraduate School.
Gidon Katz has served as Senior Vice President, Platform Products and User Experience since February 2024, and previously served as President, Consumer Experience from September 2022 to December 2023 and Senior Vice President, Products, Customer Journeys and Experience from January 2022 through September 2022. From February 2019 to January 2022, Mr. Katz was President of Direct to Consumer for NBCUniversal Media, LLC. From July 2013 to February 2019, Mr. Katz was Managing Director of Sky UK’s streaming service Now TV. Mr. Katz has held various other roles in the media industry and was responsible for launching Virgin Media’s video on demand service. Mr. Katz holds a B.A./M.A. in History from the University of Cambridge and an MSc in International Relations from The London School of Economics and Political Science.
Gil Fuchsberg has served as Senior Vice President, Subscriptions, Partnerships and Corporate Development since December 2023, and previously served as Senior Vice President, Corporate Development & Strategic Planning from April 2018 to December 2023. Previously, he held senior executive positions in corporate development and digital distribution at News Corporation/Fox. Before that, he built a startup within Hearst Communications, managed technology investments at JP Morgan’s private equity business, and led digital strategy and acquisitions at the Interpublic Group of Companies. Mr. Fuchsberg started his career as a reporter at The Wall Street Journal. Mr. Fuchsberg holds a bachelor’s degree from Harvard College and an M.B.A. from Columbia Business School.
Stephen H. Kay has served as Senior Vice President and General Counsel since January 2014 and Secretary since February 2014. From June 2009 to December 2013, Mr. Kay was a Partner at Hogan Lovells LLP, an international law firm, and he served as the Managing Partner of the firm’s Los Angeles office from January 2011 to December 2013. From January 2003 to May 2008, Mr. Kay served as Executive Vice President and General Counsel at Gemstar-TV Guide International, Inc., a media and technology company. From January 1995 to December 2002, Mr. Kay was a Partner at Hogan & Hartson LLP, an international law firm. Mr. Kay holds a B.A. in History from the University of California, Berkeley and a J.D. from Boston University School of Law.
Roku, Inc. 2024 Proxy Statement	41

Compensation Discussion and Analysis
This Compensation Discussion and Analysis summarizes our compensation philosophy, objectives, policies, and structure for the Named Executive Officers (NEOs) listed below for the year ended December 31, 2023. Further details regarding the compensation of our NEOs are set forth in the Summary Compensation Table and the other tables in the “Executive Compensation” section below.
2023 Named Executive Officers
•	Anthony Wood, CEO, President, and Chairman
•	Dan Jedda, CFO
•	Charles Collier, President, Roku Media
•	Mustafa Ozgen, President, Devices, Products, and Technology
•	Gidon Katz, Senior Vice President, Platform Products and User Experience
•	Steve Louden, Former CFO
Roku Leadership Changes
In 2023, Roku adjusted its organizational structure to help bring more focus to the company’s innovation and growth. Mr. Jedda was appointed CFO effective May 1, 2023. See “Determining Total Compensation—Equity Awards—New Hire Equity Award” below for details regarding Mr. Jedda’s initial equity award. Mr. Louden ceased serving as our CFO on May 1, 2023 and served as an executive advisor until August 2023. Mr. Ozgen, who previously served as President, Devices, was appointed President, Devices, Products, and Technology, in December 2023, and Mr. Katz, who previously served as President, Consumer Experience, was appointed Senior Vice President, Platform Products and User Experience in February 2024.
Each of these leaders brings extensive industry knowledge and leadership experience to Roku. Mr. Jedda oversees Roku’s Finance organization. Mr. Ozgen oversees programs related to Roku’s devices, including Roku TV, players, soundbars, and smart home products, among others. Mr. Katz leads Roku’s Platform Products and User Experience team with a focus on building a seamless and enjoyable experience for our end users and aligning and optimizing the product areas that help drive our media, subscriptions, and consumer experience initiatives. Mr. Collier continues to oversee the growth and evolution of Roku Media globally, which includes ad sales and Roku’s ad platform business, as well as content for Roku’s owned and operated channels, including The Roku Channel.
Compensation Philosophy
Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary for Roku to achieve its strategic objectives. As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to each executive to account for the specific needs and responsibilities of the executive’s position, as well as the executive’s unique qualifications. The total compensation paid to our executive officers is comprised of salary and equity awards. We do not pay our executive officers cash bonuses or grant equity awards tied to either individual or corporate performance goals because we expect our executives to perform at the highest level regardless of possible bonus or other award payouts. In determining each executive officer’s total compensation, we consider what an executive officer would be paid by another employer, what we would have to pay to replace the executive officer, and the amount we would pay to retain the executive officer.
42	Roku, Inc. 2024 Proxy Statement

Compensation Setting Process
Role of the Compensation Committee, CEO, and Compensation Adviser
Our Compensation Committee is responsible for setting the total compensation for our NEOs and reports to our Board on its discussions, decisions, and other actions. Our CEO typically attends Compensation Committee meetings and makes recommendations to our Compensation Committee regarding the total compensation of the other NEOs, but he is not present during discussion, deliberation, or decisions regarding his own compensation. The Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each NEO, as well as the allocation of the amount of total compensation between salary and equity awards.
Our Compensation Committee is authorized, in its sole discretion, to retain the services of compensation consultants, outside legal counsel, and such other advisers as necessary to assist with the execution of its duties and responsibilities. During 2023, our Compensation Committee retained Compensia, a national compensation consulting firm, to serve as its independent compensation consultant and to assist it in fulfilling its duties. Compensia performed various projects for the Compensation Committee, including assisting in determining compensation peer group composition, providing support and specific analyses with regard to compensation data for executive officer and non-employee director compensation, and other compensation-related matters. Compensia uses the competitive market data described below to recommend cash and equity compensation consistent with the practices of the companies in our compensation peer group for the Compensation Committee to consider.
Compensia attends Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain executive officers, as requested by the Compensation Committee. Compensia does not provide any services directly to Roku, and Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. Our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in the applicable SEC rules and Nasdaq listing standards, and has concluded that the engagement of Compensia does not raise any conflicts of interest or similar concerns.
Role of Our Stockholders
At our 2023 annual meeting of stockholders, we held a non-binding, advisory stockholder vote on the compensation of our NEOs, which resulted in 79.0% of votes approving our “say-on-pay” proposal (this figure does not include broker non-votes). We value the opinions of our stockholders, and our Compensation Committee will consider the outcome of future stockholder advisory votes, including the vote that will take place at the Annual Meeting, when it makes compensation decisions regarding our NEOs.
Roku, Inc. 2024 Proxy Statement	43

Competitive Positioning
In determining the total compensation for each of our NEOs, our Compensation Committee, with assistance from Compensia, reviews the compensation practices and levels of our compensation peer group to assess whether individual total compensation is sufficiently competitive to attract and retain our NEOs. The Compensation Committee regularly reviews the compensation peer group and the underlying peer selection criteria to assess that it remains appropriate for review and comparison purposes. When establishing the peer group in March 2023, the Compensation Committee considered the inclusion of technology companies with annual revenues of between 0.5x to 2.0x of Roku’s last four quarters’ revenue and a market capitalization of approximately 0.3x to 3.0x of Roku’s market capitalization. The Compensation Committee also considered companies with revenue growth of greater than 15% and market capitalization of greater than 2.0x revenue. After considering input from Compensia, the Compensation Committee approved a 2023 peer group comprised of the companies listed below. Changes to our peer group for 2023 included the addition of Take-Two Interactive Software, Inc., Unity Software Inc., and Vizio Holding Corp. and the removal of Twitter, Inc. and Zendesk, Inc. (both of which were acquired in 2022).
Autodesk, Inc. DocuSign, Inc. Fortinet, Inc. HubSpot, Inc. IAC Inc.	Netflix, Inc. Paycom Software, Inc. Peloton Interactive, Inc. Pinterest, Inc. RingCentral, Inc.	Snap Inc. Splunk Inc. Take-Two Interactive Software, Inc. The Trade Desk, Inc. Twilio Inc.	Ubiquiti Inc. Unity Software Inc. Vizio Holding Corp. Zoom Video Communications, Inc.
When performing its NEO total compensation review during 2023, our Compensation Committee’s compensation assessment was informed by information from peer group company SEC filings and compensation survey data from Radford/Aon’s Global Technology Survey that included utilizing special sub-groups of technology companies.
Although its analysis of competitive market data provides our Compensation Committee with guiding information and a broad market check, our Compensation Committee does not specifically benchmark compensation for our NEOs in terms of picking a particular percentile relative to other executives with similar titles at peer group companies. Instead, our Compensation Committee applies its subjective judgment in determining the total compensation for each NEO and considers the data above in conjunction with a number of factors, including our compensation philosophy, an NEO’s individual skills and expertise, and the scope and criticality of each NEO’s role. Our Compensation Committee also considers the beneficial stock ownership of each of the NEOs and the actual total compensation an NEO is expected to earn during the year, including the value of outstanding and unvested equity awards.
Determining Total Compensation
Over the course of several meetings in June and July 2023, our Compensation Committee conducted its annual review of our compensation philosophy and the total compensation of our NEOs. Following this review, the Compensation Committee decided to maintain each then-existing NEO’s compensation at the prior year’s level, as described in detail below, in alignment with our compensation philosophy. In making this determination, the Compensation Committee reviewed the competitive market data referenced above, with assistance from Compensia, and used this data as one reference point in addition to other factors, including the annual vesting value of previously granted equity awards, and our goal of retaining highly experienced, skilled, and knowledgeable NEOs.
In 2023, the Compensation Committee maintained the same compensation mix of salary and equity awards allocated to each NEO at the same target percentages as set in 2022, with at most 20% of our CEO’s total compensation paid in salary and at least 80% of total compensation awarded in equity, and, for our other NEOs, approximately 35% of total compensation paid in salary and approximately 65% of total compensation awarded in the form of equity awards. In determining the actual allocation of the elements of total compensation, the Compensation Committee considered the market competitive value of our compensation arrangements.
44	Roku, Inc. 2024 Proxy Statement

For our CEO, the actual mix of compensation is more heavily weighted toward equity awards, to further align the interests of our CEO with the interests of our stockholders. In 2023, the actual breakdown between our CEO’s salary as a percentage of total compensation and equity awards as a percentage of total compensation (determined based on the target dollar value of such awards) was 6% and 94%, respectively, due to the Compensation Committee’s decision to grant our CEO stock options under the CEO Mandatory Monthly Option Program in lieu of increasing his base salary (see “CEO Mandatory Monthly Option Program” below for further information).
Salary
We use salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge, and responsibilities required of each NEO. Following its annual review described above, our Compensation Committee determined the annual salary levels for Mr. Wood, Mr. Collier, Mr. Ozgen, and Mr. Katz should remain unchanged from 2022 levels. Mr. Jedda’s annual salary was determined during arms-length negotiations before he joined Roku in May 2023, also using the factors set forth above. Mr. Louden’s annual salary (previously set at $2,835,000) was not reviewed in 2023 due to his departure from Roku.
Mr. Wood – Mr. Wood’s annual salary was maintained at $1,200,000 (no change since July 2018), consistent with the belief that our CEO’s compensation should be more heavily weighted toward equity awards, to further align the interests of our CEO with the interests of our stockholders.
Mr. Jedda – Mr. Jedda’s annual salary was set at $2,100,000 when he joined Roku in May 2023, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.
Mr. Collier – Mr. Collier’s annual salary was maintained at $6,825,000, the annual salary level set when he joined Roku in October 2022, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.
Mr. Ozgen – Mr. Ozgen’s annual salary was maintained at $2,555,000, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.
Mr. Katz – Mr. Katz’s annual salary was maintained at $2,800,000, the annual salary level set when he joined Roku in January 2022, consistent with the philosophy that approximately 35% of our non-CEO NEOs’ total compensation should be paid in salary.
Executive Supplemental Stock Option Program
We maintain the Executive Supplemental Stock Option Program (the Supplemental Option Program), which allows our executive officers to elect to reduce their annual base salary for a given year in exchange for a series of monthly grants of fully-vested stock options with an ascribed value intended to equal the amount of the reduced salary. Each executive officer’s election to participate in the Supplemental Option Program must be made prior to the commencement of the applicable year.
Prior to the end of 2022, Mr. Wood elected to reduce his calendar year 2023 base salary by $600,000, and Mr. Collier elected to reduce his calendar year 2023 base salary by $1,000,000, in each case in exchange for monthly grants of vested stock options under the Supplemental Option Program. The number of stock options granted each month was determined using the following formula: (i) the monthly dollar amount by which the NEO elected to reduce his salary ($50,000 for Mr. Wood and $83,333.33 for Mr. Collier) divided by (ii) (a) the closing price of our Class A common stock on the grant date divided by (b) 2.1 (a factor intended to result in such quotient approximating a Black-Scholes value as in effect as of the date the elections were made (see “Equity Compensation” below for additional information regarding this factor)). See also Notes 2 and 8 to “Executive Compensation—Summary Compensation Table” and Notes 4 and 7 to “Executive Compensation—Grants of Plan-Based Awards” below.
Roku, Inc. 2024 Proxy Statement	45

Equity Compensation
We view equity awards as a critical element of our total compensation. Although we do not specifically tie any portion of an NEO’s compensation to Roku’s performance, the realized value of equity awards bears a direct relationship to our stock price, and therefore, these awards are an incentive for our NEOs to create long-term value for our stockholders because the value of their equity awards increases when there is an increase in stockholder value. It is our Compensation Committee’s intention for each NEO to have equity awards that generally have at least three to four years of vesting in the future. Since these equity awards vest over several years, our equity awards are also a means of retaining our NEOs.
When equity awards are granted in the form of stock options, the number of shares subject to a given stock option grant is determined by dividing the dollar value ascribed to the stock option grant by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by a factor intended to result in the quotient approximating a Black-Scholes value. Generally, on a quarterly basis, our Compensation Committee reviews the factor and approves an updated factor, or confirms continued use of the then-current factor, to be applied prospectively to our compensation programs, as appropriate. For the 2023 refresh equity awards, this factor was 1.8.
In determining the number of shares subject to equity awards, we generally use an average stock price, rather than a single day stock price, to provide a more stabilized stock value, which we believe is less susceptible to possible swings in the market. Our Compensation Committee has approved the use of a 28-calendar day average ending five trading days prior to the grant date for most equity awards. We do not use an average stock price for the Supplemental Option Program or CEO Mandatory Monthly Option Program (described below), as we believe the monthly grant structure of those programs mitigates the volatility considerations posed by a single day stock price.
Equity Choice Program
Pursuant to our Equity Choice Program, after the Compensation Committee determines the appropriate dollar value to be ascribed to our NEOs’ equity awards, the NEOs are provided the opportunity to select whether their equity awards would be granted (i) 100% in the form of stock options, (ii) 100% in the form of RSUs, or (iii) 50% in the form of stock options and 50% in the form of RSUs.
Refresh Equity Awards
In June and July 2023, the Compensation Committee reviewed the total compensation of each NEO (other than Mr. Louden, who ceased serving as CFO in May 2023) and determined to grant refresh equity awards to Mr. Wood, Mr. Ozgen, and Mr. Katz with the dollar values ascribed to such awards set forth in the table below. These refresh equity awards vest over three years, subject to such NEO’s continuous service with us as of each vesting date. Mr. Collier did not receive a refresh equity award in 2023 because he received a new hire equity award vesting over four years when he joined Roku in 2022. Mr. Jedda joined Roku in May 2023 and received a new hire equity award as described in “New Hire Equity Award” below.
For our non-CEO NEOs, the dollar value determinations were made consistent with the philosophy that approximately 65% of our non-CEO NEOs’ total compensation should be paid in equity awards. For further information regarding the Compensation Committee’s determination regarding our CEO’s equity awards, see “CEO Mandatory Monthly Option Program” below.
46	Roku, Inc. 2024 Proxy Statement

Based on each NEO’s selection under the Equity Choice Program, the Compensation Committee granted refresh equity awards in September 2023 as set forth below. The refresh equity awards began vesting in October 2023 (for stock options) and November 2023 (for RSUs) to help ensure that our NEOs’ total compensation is market competitive.
Name	Dollar Value of Equity Award ($)	Shares Subject to Stock Options (#)(1)	RSUs (#)(2)
Anthony Wood	16,000,000	178,796(3)	99,331(4)
Mustafa Ozgen	4,745,000	—	58,916(4)
Gidon Katz	4,550,000	101,690(3)	—
(1)
The number of shares subject to stock options was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date, and multiplying that number by 1.8 (a factor intended to result in the quotient approximating a Black-Scholes value).

(2)
The number of RSUs was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date.

(3)	Vests in 36 substantially equal monthly installments beginning on October 1, 2023.
(4)	Vests in 12 substantially equal quarterly installments beginning on November 15, 2023.
New Hire Equity Award
The Compensation Committee determined to grant Mr. Jedda, who joined Roku in May 2023, a new hire equity award vesting over four years (subject to continuous service with us as of each vesting date) with the dollar value ascribed to such award set forth in the table below. Consistent with our philosophy, we assessed Mr. Jedda’s market opportunities and determined that his new hire equity award grant was competitively necessary. Based on Mr. Jedda’s selection under the Equity Choice Program, the Compensation Committee granted the equity award as set forth below.
Name	Dollar Value of Equity Award ($)	Shares Subject to Stock Options (#)	RSUs (#)(1)
Dan Jedda	15,600,000	—	283,618(2)
(1)
The number of RSUs was determined by dividing the dollar value ascribed to the equity award by the average closing price of our Class A common stock over the 28 calendar days ending five trading days prior to the grant date.

(2)	Granted on June 1, 2023 and vests in 16 substantially equal quarterly installments beginning on September 1, 2023.
CEO Mandatory Monthly Option Program
In July 2022, the Compensation Committee decided to increase Mr. Wood’s total compensation, but, in lieu of increasing Mr. Wood’s salary up to the 20% maximum salary percentage previously set by the Compensation Committee for the CEO role, the Compensation Committee determined that Mr. Wood would receive a series of fully-vested monthly stock option grants with an ascribed total dollar value of $2,800,000 over the next twelve months beginning on September 1, 2022, subject to continuous service with us as of each grant date (the CEO Mandatory Monthly Option Program). The Compensation Committee determined that structuring Mr. Wood’s total compensation in this way would further align the interests of our CEO with the interests of our stockholders. The number of shares of each monthly option grant was determined using the following formula: (i) the dollar value ascribed to each monthly grant ($233,333.33 or $233,333.34) divided by (ii) (a) the closing price of our Class A common stock on the grant date divided by (b) 2.3 (a factor intended to result in such quotient approximating a Black-Scholes value).
In July 2023, the Compensation Committee decided to maintain Mr. Wood’s total compensation previously set in 2022, and continue the CEO Mandatory Monthly Option Program on the same basis as described above. The number of shares of each monthly option grant is determined using the following formula: (i) the dollar value
Roku, Inc. 2024 Proxy Statement	47

ascribed to each monthly grant ($233,333.33 or $233,333.34) divided by (ii) (a) the closing price of our Class A common stock on the grant date divided by (b) 1.8 (a factor intended to result in such quotient approximating a Black-Scholes value).
See also Note 5 to “Executive Compensation—Summary Compensation Table” and Note 5 to “Executive Compensation—Grants of Plan-Based Awards” below.
No Special Retirement, Health, or Welfare Benefits
We have established a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code), for all U.S.-based employees who satisfy certain eligibility requirements (the 401(k) Plan). Currently, we do not match any contributions made to the 401(k) Plan by our employees, including our NEOs.
All other benefits offered to our NEOs, such as medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, mental health support, and financial wellness support, are offered on the same basis as offered to our U.S.-based full-time employees.
Mr. Katz relocated to the United Kingdom in August 2023 and no longer receives the foregoing benefits that are offered to our U.S.-based employees. Upon his relocation to the United Kingdom, Mr. Katz began receiving group medical insurance, life assurance, and income protection benefits that are offered on the same basis as offered to our UK-based full-time employees. Mr. Katz has opted out of the group personal pension scheme offered to UK-based employees.
Limited Perquisites and Other Personal Benefits
Generally, as reflected in the Summary Compensation Table, we provide very limited perquisites or other personal benefits to our NEOs.
Employment, Severance, and Change in Control Agreements
The initial terms and conditions of employment of each of Mr. Jedda, Mr. Louden, Mr. Collier, Mr. Katz, and Mr. Ozgen and were set forth in written employment terms agreements or offer letters. Each of these agreements was approved by our CEO or our Board. We believed these agreements were necessary to induce these individuals to forego other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Mr. Wood, who is our founder and serves as our CEO, does not have an employment agreement or offer letter. Each of our NEOs has executed our standard Employee Proprietary Information and Inventions Assignment Agreement.
Each of Mr. Wood, Mr. Jedda, Mr. Collier, and Mr. Ozgen is an “at will” employee and may be terminated at any time, with or without cause. Each of our currently employed NEOs, except for Mr. Katz, is a party to our Amended and Restated Severance Benefit Plan, as amended (the Severance Benefit Plan), which provides for certain payments and benefits upon a qualifying termination of employment. In connection with Mr. Katz’s relocation from the United States to United Kingdom, Mr. Katz entered into an employment contract (the Employment Contract) (filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 11, 2023) with Roku DX UK Ltd., a wholly owned subsidiary of Roku, which provides for certain payments and benefits upon a qualifying termination of employment. Mr. Louden’s employment with us ended in August 2023. For a summary of the material terms of the change in control and severance agreements (including the applicable terms of Mr. Katz’s Employment Contract, Mr. Katz’s severance benefits pursuant to the Employment Contract, and Mr. Louden’s separation arrangement) and an estimate of the payments and benefits that our NEOs may receive under these agreements, see “Executive Compensation—Potential Payments on Termination or Change in Control” below.
Under the terms of Mr. Katz’s Employment Contract, Mr. Katz will (i) continue to receive an annual base salary of $2,800,000, (ii) retain the equity awards previously granted to him under the 2017 Plan, each of which will continue to vest in accordance with their respective terms, and (iii) be eligible to participate in other employee benefits as
48	Roku, Inc. 2024 Proxy Statement

may be offered from time to time to employees of Roku DX UK Ltd. The Employment Contract terminated Mr. Katz’s participation in the Severance Benefit Plan but provides for certain payments and benefits upon a qualifying termination of employment described in “Executive Compensation—Potential Payments on Termination or Change in Control” below. Mr. Katz may be terminated with or without cause, subject to applicable notice period and severance obligations set forth in his Employment Contract.
Other Compensation Policies and Practices
Equity Grant Policy
Our Compensation Committee has delegated authority, in accordance with applicable law, our certificate of incorporation, and our bylaws, to an equity award committee comprised of our CEO and our CFO, either of whom has the authority to make certain types of equity awards to our employees (other than the executives who report directly to the CEO) under the 2017 Plan. Pursuant to the policy, awards approved by the equity award committee must be granted on the first trading day of each applicable month. Awards approved by the equity award committee also must be within pre-set guidelines that our Compensation Committee reviews and approves.
Stock Ownership Guidelines
We have adopted mandatory stock ownership guidelines for our Board, CEO, Presidents, and Senior Vice Presidents (including our CFO) reporting directly to our CEO. The Compensation Committee determined that adopting stock ownership guidelines would help align the interests of our directors and executives with those of our stockholders and may act as a risk mitigation device.
The stock ownership guidelines are based on the individual holding “eligible shares” with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:
Position	Ownership Guideline
Non-Employee Director	5x annual cash retainer (retainer is currently $45,000)
CEO	5x annual base salary
Presidents and Senior Vice Presidents Reporting to CEO	1x annual base salary
For purposes of this calculation, “eligible shares” include (1) shares of Roku’s common stock owned outright by such individual and (2) 50% of the intrinsic value of the vested and unexercised in-the-money stock options held by such individual.
Each individual covered by the guidelines has until the later of December 31, 2024 or the end of the calendar year that is five years from the date that such individual became subject to the guidelines to achieve the minimum ownership requirements. After such achievement period has lapsed, each individual’s compliance will be determined on the first calendar day of each year. In the event that any covered individual fails to satisfy the minimum requirements, our Board will have the discretion to take a number of actions as it determines appropriate, including prohibiting the individual from selling any shares acquired through the vesting or the exercise of equity awards, other than shares needed to pay applicable taxes and exercise prices, until the minimum requirements of the guidelines are met.
Clawback Policy
We maintain a Policy for Recoupment of Incentive Compensation, which was amended in 2023 to comply with the requirements under the Dodd-Frank Act of 2010, as amended, and the applicable Nasdaq listing standards (as amended, the Clawback Policy).
The Clawback Policy applies to each of our executive officers (each, a covered individual). Subject to certain exceptions, the Clawback Policy requires the Board to recover incentive-based compensation paid to a covered
Roku, Inc. 2024 Proxy Statement	49

individual to the extent that Roku is required to restate its financial statements due to material noncompliance with financial reporting requirements. Incentive-based compensation subject to such recoupment includes any compensation granted, earned, or vested based wholly or in part on the satisfaction of a financial reporting measure, received by a covered individual during the three fiscal years preceding the date Roku is required to prepare a restatement of its financial statements. The recovery amount will equal the amount of incentive-based compensation the covered individual received in excess of the amount such individual would have received had the value of the incentive-based compensation been calculated based on the restated financial statements and must be computed without regard to any taxes paid.
In addition, the Clawback Policy provides that the Board will have the right to (i) recover erroneously awarded incentive-based compensation from each employee with a stock level of senior vice president who is not otherwise an “executive officer” and (ii) recover any equity or equity-based compensation from such individuals, and any covered individuals, that is granted, earned, or vested based solely on the satisfaction of time-based vesting conditions (other than stock options granted under the Supplemental Option Program or the CEO Mandatory Monthly Option Program).
Anti-Hedging and Anti-Pledging Policy
Under our Insider Trading Policy, all members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any such persons, are prohibited from engaging in hedging transactions to protect against a decline in value of our common stock. Such transactions include, but are not limited to, short sales, transactions in put or call options, margin accounts, and other inherently speculative transactions. Additionally, we prohibit members of our Board, executive officers, employees, and certain contingent workers, and any entities or immediate family members or others whose trading activities are controlled by any such persons, from pledging shares of our common stock as collateral for personal loans.
Tax and Accounting Implications
Deductibility of Executive Compensation
Under Section 162(m) of the Code (Section 162(m)), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible, unless the compensation qualifies for the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019.
Although the Compensation Committee considers tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of Roku and its stockholders, which may include providing for compensation that is not deductible by Roku due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with Roku’s business needs.
No Gross-ups
We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the officer might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2023, and we have not agreed and are not otherwise obligated to provide any NEOs with any such “gross-up” or other reimbursement.
50	Roku, Inc. 2024 Proxy Statement

Accounting for Stock-Based Compensation
We account for equity compensation paid to our employees under FASB ASC Topic 718, which requires us to measure the grant date fair value of our equity-based awards and recognize the grant date fair value as an expense over the requisite service period of the award. This calculation is performed for accounting purposes and reported in the tables below under the heading “Executive Compensation,” even though the recipient of the awards may never realize any value from the awards.
Compensation Risk Assessment
Our management team and the Compensation Committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our NEOs. Compensia, the Compensation Committee’s independent compensation consultant, performed an assessment of our executive compensation plans, practices, and policies. Management conducted a parallel assessment of our non-executive employee compensation plans, practices, and policies. Both assessments concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Roku. The Compensation Committee has reviewed these reports and agreed with the conclusions.
The risk assessment process considered various features of our compensation plans, practices, and policies that discourage excessive or unnecessary risk taking, including but not limited to the following:
•	Pay program oversight by an independent Compensation Committee;
•	Formal annual review of executive compensation peer group, market positioning, and cash/equity mix;
•	Executive compensation pay mix that ties compensation to long-term company performance;
•	Comprehensive formal insider trading policies prohibiting pledging or margining of our stock and engaging in hedging activities;
•	Formal policies for equity administration;
•	Formal clawback policy;
•	Formal stock ownership guidelines;
•	Sales compensation practices that are consistent with market norms and do not overemphasize commissions;
•	Reasonable severance/change in control agreements;
•	Use of an independent compensation consultant; and
•	Inclusion of an annual limit on non-employee director compensation in the equity plan and regular reviews of director compensation levels against peers.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Roku’s Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation Committee
Ray Rothrock (Chair)
Jeffrey Blackburn
Neil Hunt
Roku, Inc. 2024 Proxy Statement	51

Executive Compensation
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs during the years ended December 31, 2023, 2022, and 2021. The amounts shown in the “Total” column of the table do not reflect amounts actually received by our NEOs.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Anthony Wood Chief Executive Officer, President, and Chairman	2023	1,200,000(2)	7,574,982	11,425,151(3)	18,825(4)	20,218,958
	2022	1,200,000(2)	—	19,775,041(5)	16,644(4)	20,991,685
	2021	1,200,000(2)	—	16,917,387	16,305(4)	18,133,692
Dan Jedda Chief Financial Officer	2023	1,373,077	16,605,834(6)	—	60,969(7)	18,039,880

Charles Collier President, Roku Media	2023	6,825,000(8)	—	—	18,825(4)	6,843,825
	2022	1,075,000	23,279,331(9)	28,925,320(9)	25,245(10)	53,304,896
Mustafa Ozgen President, Devices, Products, and Technology	2023	2,555,000	4,492,934	—	18,825(4)	7,066,759
	2022	1,585,769	4,988,219	—	17,069(4)	6,591,057
	2021	875,000	—	4,038,564	16,305(4)	4,929,869
Gidon Katz SVP, Platform Products and User Experience	2023	2,800,000	—	4,597,832	15,960(4)	7,413,792
	2022	2,746,154	10,587,295(11)	—	17,069(4)	13,350,518

Steve Louden Former CFO	2023	1,744,615	—	—	6,087,432(12)	7,832,047
	2022	1,603,269	—	6,925,704	17,069(4)	8,546,042
	2021	700,000	—	4,810,842	16,305(4)	5,527,147
(1)
Amounts shown in these columns do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11, Note 12, and Note 11 to our consolidated financial statements in our Annual Reports on Form 10-K filed with the SEC on February 16, 2024, February 16, 2023, and February 18, 2022, respectively. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

Pursuant to the Equity Choice Program, our NEOs were provided the opportunity to select whether their equity awards would be granted 100% in the form of stock options, 100% in the form of RSUs, or 50% in the form of stock options and 50% in the form of RSUs.
(2)
Pursuant to the Supplemental Option Program, Mr. Wood elected to forego $600,000, $1,000,000, and $240,000 of this amount during 2023, 2022, and 2021, respectively, in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such foregone salary. Such stock option grants are reflected in the “Grants of Plan-Based Awards” table below.

(3)
Reflects the aggregate grant date fair values of the stock option portion of Mr. Wood’s refresh equity award granted on September 15, 2023 as well as twelve monthly awards granted pursuant to the CEO Mandatory Monthly Option Program.

(4)	Represents medical and life insurance premiums paid on behalf of the NEO.
(5)	Reflects the aggregate grant date fair values of Mr. Wood’s refresh equity award granted on August 19, 2022 as well as four monthly awards granted pursuant to the CEO Mandatory Monthly Option Program.
(6)
Reflects the grant date fair values of Mr. Jedda’s new hire equity award made in connection with his joining Roku in May 2023 and represents four years of award vesting. Mr. Jedda’s new hire equity award vests over four years, such that RSUs representing approximately $4,151,459 of the grant date fair value of the award will vest annually over the course of 2023 through 2027.

(7)	Represents medical and life insurance premiums paid on behalf of Mr. Jedda, as well as a one-time relocation bonus of $50,000.
52	Roku, Inc. 2024 Proxy Statement

(8)
Pursuant to the Supplemental Option Program, Mr. Collier elected to forego $1,000,000 of this amount during 2023 in exchange for monthly grants of vested stock options at an intended valuation equal to the amount of such foregone salary. Such stock option grants are reflected in the “Grants of Plan-Based Awards” table below.

(9)
Reflects the grant date fair values of Mr. Collier’s new hire equity awards made in connection with his joining Roku in October 2022 and represents four years of award vesting. Mr. Collier’s new hire equity awards vest over four years, such that RSUs representing approximately $5,819,833 of the grant date fair value of the new hire RSU award will vest annually over the course of 2023, 2024, 2025, and 2026, and options representing approximately $7,231,330 grant date fair value of the new hire option award will vest annually over the course of 2022 through 2026.

(10)
Represents medical and life insurance premiums paid on behalf of Mr. Collier, as well as a one-time reimbursement paid to Mr. Collier for attorneys’ fees of $25,000 incurred in connection with the negotiation of Mr. Collier’s offer letter.

(11)
Reflects the aggregate grant date fair values of Mr. Katz’s new hire equity award made in connection with his joining Roku in January 2022, which represents four years of award vesting, as well as Mr. Katz’s refresh and market adjustment awards granted on August 19, 2022. Mr. Katz’s new hire equity award vests over four years, such that RSUs representing approximately $1,827,429 of the grant date fair value of his new hire RSU award will vest annually over the course of 2022 through 2026.

(12)	Represents medical and life insurance premiums paid on behalf of Mr. Louden, as well as a cash severance payment of $6,075,000. Mr. Louden’s employment with us ended in August 2023.
Roku, Inc. 2024 Proxy Statement	53

Grants of Plan-Based Awards in 2023
The following table provides information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2023.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Anthony Wood	9/15/2023	99,331(2)	178,796(3)	76.26	15,659,100
	1/3/2023	—	5,735(4)	40.56	129,472
	1/3/2023	—	13,231(5)	40.56	297,766
	2/1/2023	—	1,748(4)	60.05	57,680
	2/1/2023	—	8,936(5)	60.05	294,869
	3/1/2023	—	1,650(4)	63.64	58,770
	3/1/2023	—	8,432(5)	63.64	300,334
	4/3/2023	—	1,598(4)	65.71	57,871
	4/3/2023	—	8,167(5)	65.71	295,765
	5/1/2023	—	1,852(4)	56.68	57,999
	5/1/2023	—	9,468 (5)	56.68	296,509
	6/1/2023	—	1,794(4)	58.55	58,344
	6/1/2023	—	9,165(5)	58.55	298,060
	7/3/2023	—	1,606(4)	65.34	58,884
	7/5/2023	—	8,247 (5)	65.07	301,464
	8/1/2023	—	1,078(4)	97.49	59,361
	8/1/2023	—	5,504 (5)	97.49	303,085
	9/1/2023	—	1,285(4)	81.72	59,393
	9/1/2023	—	5,139(5)	81.72	237,526
	10/2/2023	—	1,490(4)	70.50	59,936
	10/2/2023	—	5,957(5)	70.50	239,623
	11/1/2023	—	1,759(4)	59.70	59,709
	11/6/2023	—	5,042(5)	83.30	239,667
	12/1/2023	—	1,014(4)	103.54	59,091
	12/1/2023	—	4,056(5)	103.54	236,365
Dan Jedda	6/1/2023	283,618(6)	—	—	16,605,834
Charles Collier	2/1/2023	—	2,914(7)	60.05	96,156
	3/1/2023	—	2,750(7)	63.64	97,950
	4/3/2023	—	2,663(7)	65.71	96,439
	5/1/2023	—	3,087(7)	56.68	96,676
	6/1/2023	—	2,989(7)	58.55	97,207
	7/3/2023	—	2,678(7)	65.34	98,190
	8/1/2023	—	1,795(7)	97.49	98,844
	9/1/2023	—	2,142(7)	81.72	99,004
	10/2/2023	—	2,482(7)	70.50	99,839
	11/1/2023	—	2,932(7)	59.70	99,527
	12/1/2023	—	1,690(7)	103.54	98,485
Mustafa Ozgen	9/15/2023	58,916(2)	—	—	4,492,934
Gidon Katz	9/15/2023	—	101,690(3)	76.26	4,597,832
Notes: Each vesting schedule described below is subject to the NEO’s continuous service with us as of each vesting date. Mr. Louden did not receive any grants of plan-based awards in 2023.
54	Roku, Inc. 2024 Proxy Statement

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each RSU or stock option, as applicable, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 16, 2024. In the case of stock options, our NEOs will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of such stock options.

(2)	Vests in 12 substantially equal quarterly installments beginning on the vesting commencement date of November 15, 2023.
(3)	Vests in 36 substantially equal monthly installments beginning on the vesting commencement date of October 1, 2023.
(4)
These stock options were granted, and vested upon grant, pursuant to the Supplemental Option Program in exchange for Mr. Wood’s foregone salary as described in Note 2 to the Summary Compensation Table above.

(5)	These stock options were granted, and vested upon grant, pursuant to the CEO Mandatory Monthly Option Program.
(6)	Vests in 16 substantially equal quarterly installments beginning on the vesting commencement date of September 1, 2023.
(7)
These stock options were granted, and vested upon grant, pursuant to the Supplemental Option Program in exchange for Mr. Collier’s foregone salary as described in Note 8 to the Summary Compensation Table above.

Roku, Inc. 2024 Proxy Statement	55

Outstanding Equity Awards as of December 31, 2023
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2023.
			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Anthony Wood	8/19/2018	9/13/2021	272,553	—	56.07	8/18/2028	—	—
	2/1/2019	2/1/2019	2,304(1)	—	45.21	1/31/2029	—	—
	3/1/2019	3/1/2019	1,507(1)	—	69.08	2/28/2029	—	—
	4/1/2019	4/1/2019	1,508(1)	—	69.11	3/31/2029	—	—
	5/1/2019	5/1/2019	1,635(1)	—	63.69	4/30/2029	—	—
	6/3/2019	6/3/2019	1,161(1)	—	89.71	6/2/2029	—	—
	7/1/2019	7/1/2019	1,140(1)	—	91.37	6/30/2029	—	—
	8/1/2019	8/1/2019	1,033(1)	—	100.85	7/31/2029	—	—
	8/1/2019	9/14/2022	287,730	—	100.85	7/31/2029	—	—
	9/3/2019	9/3/2019	664(1)	—	156.88	9/2/2029	—	—
	10/1/2019	10/1/2019	1,017(1)	—	102.40	9/30/2029	—	—
	11/1/2019	11/1/2019	711(1)	—	146.50	10/31/2029	—	—
	12/2/2019	12/2/2019	766(1)	—	136.07	12/1/2029	—	—
	1/2/2020	1/2/2020	759(1)	—	137.10	1/1/2030	—	—
	2/3/2020	2/3/2020	758(1)	—	127.50	2/2/2030	—	—
	3/2/2020	3/2/2020	843(1)	—	114.67	3/1/2030	—	—
	4/1/2020	4/1/2020	1,173(1)	—	82.42	3/31/2030	—	—
	5/1/2020	5/1/2020	847(1)	—	114.02	4/30/2030	—	—
	6/1/2020	6/1/2020	856(1)	—	112.95	5/31/2030	—	—
	7/1/2020	7/1/2020	753(1)	—	128.39	6/30/2030	—	—
	8/3/2020	8/3/2020	597(1)	—	161.82	8/2/2030	—	—
	8/17/2020	9/14/2023	85,644	171,290(2)	145.71	8/16/2030	—	—
	9/1/2020	9/1/2020	539(1)	—	179.27	8/31/2030	—	—
	10/1/2020	10/1/2020	483(1)	—	200.34	9/30/2030	—	—
	11/2/2020	11/2/2020	467(1)	—	206.88	11/1/2030	—	—
	12/1/2020	12/1/2020	338(1)	—	285.71	11/30/2030	—	—
	1/4/2021	1/4/2021	304(1)	—	317.90	1/3/2031	—	—
	2/1/2021	2/1/2021	139(1)	—	416.20	1/31/2031	—	—
	3/1/2021	3/1/2021	138(1)	—	420.31	2/28/2031	—	—
	4/1/2021	4/1/2021	175(1)	—	331.90	3/31/2031	—	—
	5/3/2021	5/3/2021	173(1)	—	335.31	5/2/2031	—	—
	6/1/2021	6/1/2021	166(1)	—	347.71	5/31/2031	—	—
	7/1/2021	7/1/2021	133(1)	—	435.67	6/30/2031	—	—
	8/2/2021	8/2/2021	138(1)	—	421.37	8/1/2031	—	—
	8/16/2021	9/14/2024	—	118,830(2)	356.58	8/15/2031	—	—
	9/1/2021	9/1/2021	158(1)	—	368.10	8/31/2031	—	—
	10/1/2021	10/1/2021	184(1)	—	314.46	9/30/2031	—	—
	11/1/2021	11/1/2021	183(1)	—	317.72	10/31/2031	—	—
	12/1/2021	12/1/2021	279(1)	—	207.75	11/30/2031	—	—
	1/3/2022	1/3/2022	249(1)	—	233.19	12/31/2031	—	—
	2/1/2022	2/1/2022	1,403(1)	—	166.26	1/31/2032	—	—
	3/1/2022	3/1/2022	1,708(1)	—	136.62	2/29/2032	—	—
	4/1/2022	4/1/2022	1,858(1)	—	125.56	3/31/2032	—	—
	5/2/2022	5/2/2022	2,263(1)	—	103.13	5/1/2032	—	—
	6/1/2022	6/1/2022	2,571(1)	—	90.77	5/31/2032	—	—
	7/1/2022	7/1/2022	2,780(1)	—	83.91	6/30/2032	—	—
56	Roku, Inc. 2024 Proxy Statement

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	8/1/2022	8/1/2022	3,255(1)	—	71.69	7/31/2032	—	—
	8/19/2022	9/1/2022	196,828	246,036(3)	74.15	8/18/2032	—	—
	9/1/2022	9/1/2022	3,417(1)	—	68.30	8/31/2032	—	—
	9/1/2022	9/1/2022	7,857(4)	—	68.30	8/31/2032	—	—
	10/3/2022	10/3/2022	3,917(1)	—	59.56	10/2/2032	—	—
	10/3/2022	10/3/2022	9,010(4)	—	59.56	10/2/2032	—	—
	11/1/2022	11/1/2022	4,109(1)	—	56.79	10/31/2032	—	—
	11/4/2022	11/4/2022	10,822(4)	—	49.59	11/3/2032	—	—
	12/1/2022	12/1/2022	3,903(1)	—	59.78	11/30/2032	—	—
	12/1/2022	12/1/2022	8,977(4)	—	59.78	11/30/2032	—	—
	1/3/2023	1/3/2023	5,753(1)	—	40.56	1/2/2033	—	—
	1/3/2023	1/3/2023	13,231(4)	—	40.56	1/2/2033	—	—
	2/1/2023	2/1/2023	1,748(1)	—	60.05	1/31/2033	—	—
	2/1/2023	2/1/2023	8,936(4)	—	60.05	1/31/2033	—	—
	3/1/2023	3/1/2023	1,650(1)	—	63.64	2/28/2033	—	—
	3/1/2023	3/1/2023	8,432(4)	—	63.64	2/28/2033	—	—
	4/3/2023	4/3/2023	1,598(1)	—	65.71	4/2/2033	—	—
	4/3/2023	4/3/2023	8,167(4)	—	65.71	4/2/2033	—	—
	5/1/2023	5/1/2023	1,852(1)	—	56.68	4/30/2033	—	—
	5/1/2023	5/1/2023	9,468(4)	—	56.68	4/30/2033	—	—
	6/1/2023	6/1/2023	1,794(1)	—	58.55	5/31/2033	—	—
	6/1/2023	6/1/2023	9,165(4)	—	58.55	5/31/2033	—	—
	7/3/2023	7/3/2023	1,606(1)	—	65.34	7/2/2033	—	—
	7/5/2023	7/5/2023	8,247(4)	—	65.07	7/4/2033	—	—
	8/1/2023	8/1/2023	1,078(1)	—	97.49	7/31/2033	—	—
	8/1/2023	8/1/2023	5,504(4)	—	97.49	7/31/2033	—	—
	9/1/2023	9/1/2023	1,285(1)	—	81.72	8/31/2033	—	—
	9/1/2023	9/1/2023	5,139(4)	—	81.72	8/31/2033	—	—
	9/15/2023	10/1/2023	14,899	163,897(3)	76.26	9/14/2033	—	—
	9/15/2023	11/15/2023	—	—	—	—	91,054(5)	8,346,010
	10/2/2023	10/2/2023	1,490(1)	—	70.50	10/1/2033	—	—
	10/2/2023	10/2/2023	5,957(4)	—	70.50	10/1/2033	—	—
	11/1/2023	11/1/2023	1,759(1)	—	59.70	10/31/2033	—	—
	11/6/2023	11/6/2023	5,042(4)	—	83.30	11/5/2033	—	—
	12/1/2023	12/1/2023	1,014(1)	—	103.54	11/30/2033	—	—
	12/1/2023	12/1/2023	4,056(4)	—	103.54	11/30/2033	—	—
Dan Jedda	6/1/2023	9/1/2023	—	—	—	—	248,166(6)	22,746,896
Charles Collier	11/4/2022	12/4/2022	266,991	718,825(7)	49.59	11/3/2032	—	—
	11/4/2022	3/1/2023	—	—	—	—	352,077(6)	32,271,378
	2/1/2023	2/1/2023	2,914(1)	—	60.05	1/31/2033	—	—
	3/1/2023	3/1/2023	2,750(1)	—	63.64	2/28/2033	—	—
	4/3/2023	4/3/2023	2,663(1)	—	65.71	4/2/2033	—	—
	5/1/2023	5/1/2023	3,087(1)	—	56.68	4/30/2033	—	—
	6/1/2023	6/1/2023	2,989(1)	—	58.55	5/31/2033	—	—
	7/3/2023	7/3/2023	2,678(1)	—	65.34	7/2/2033	—	—
	8/1/2023	8/1/2023	1,795(1)	—	97.49	7/31/2033	—	—
	9/1/2023	9/1/2023	2,142(1)	—	81.72	8/31/2033	—	—
	10/2/2023	10/2/2023	2,482(1)	—	70.50	10/1/2033	—	—
	11/1/2023	11/1/2023	2,932(1)	—	59.70	10/31/2033	—	—
	12/1/2023	12/1/2023	1,690(1)	—	103.54	11/30/2033	—	—
Roku, Inc. 2024 Proxy Statement	57

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mustafa Ozgen	8/17/2020	4/1/2023	43,191	14,398(2)	145.71	8/16/2030	—	—
	8/16/2021	4/1/2024	—	28,965(2)	356.58	8/15/2031	—	—
	8/19/2022	9/1/2022	—	—	—	—	28,552(5)	2,617,076
	9/15/2023	11/15/2023	—	—	—	—	54,007(5)	4,950,282
Gidon Katz	3/1/2022	6/1/2022	—	—	—	—	30,096(6)	2,758,599
	9/15/2023	10/1/2023	8,474	93,216(3)	76.26	9/14/2033	—	—
Steve Louden(8)	8/19/2018	7/27/2020	147,632	—	56.07	8/18/2028	—	—
	8/1/2019	7/28/2022	64,073	—	100.85	7/31/2029	—	—
	8/17/2020	7/28/2023	5,998	—	145.71	8/16/2030	—	—
	8/19/2022	9/1/2022	48,576	—	74.15	8/18/2032	—	—
	8/19/2022	9/1/2022	19,790	—	74.15	8/18/2032	—	—
Note: Each vesting schedule described below is subject to the NEO’s continuous service with us as of each vesting date. All equity awards were granted under our 2017 Plan. The market values of the RSU awards that have not vested were calculated by multiplying the number of shares underlying the award by $91.66, the closing price of our Class A common stock on December 29, 2023 (the last trading day of our fiscal year), as required by SEC rules.
(1)	These stock options were granted, and vested upon grant, pursuant to the Supplemental Option Program.
(2)	Vests in 12 substantially equal monthly installments beginning on the vesting commencement date.
(3)	Vests in 36 substantially equal monthly installments beginning on the vesting commencement date.
(4)	These stock options were granted, and vested upon grant, pursuant to the CEO Mandatory Monthly Option Program.
(5)	Vests in 12 substantially equal quarterly installments beginning on the vesting commencement date.
(6)	Vests in 16 substantially equal quarterly installments beginning on the vesting commencement date.
(7)	Vests in 48 substantially equal monthly installments beginning on the vesting commencement date.
(8)	Mr. Louden’s employment with us ended in August 2023.
58	Roku, Inc. 2024 Proxy Statement

Stock Option Exercises and Stock Vested in 2023
The following table provides information regarding our NEOs’ stock option exercises and RSUs vested during the year ended December 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Anthony Wood	136,277	3,733,990	8,277	754,035
Dan Jedda	—	—	35,452	3,063,407
Charles Collier	—	—	117,359	8,655,530
Mustafa Ozgen	—	—	39,018	2,797,446
Gidon Katz	—	—	40,040	2,846,575
Steve Louden(3)	23,332	1,893,036	—	—
(1)
The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our Class A common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.

(2)
The value realized upon vesting of RSUs was calculated by multiplying the number of shares vested by the closing price of our Class A common stock on the vesting date. The value realized was determined without considering any taxes that may have been owed.

(3)	Mr. Louden’s employment with us ended in August 2023.
Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our U.S.-based NEOs are entitled to participate or receive post-retirement benefits. Upon his relocation to the United Kingdom in August 2023, Mr. Katz chose to opt out of the group personal pension scheme offered to UK-based employees.
Potential Payments on Termination or Change in Control
Each NEO, other than Mr. Katz, participates in our Severance Benefit Plan. Mr. Collier’s Offer Letter (filed as Exhibit 10.12 to our Annual Report on Form 10-K filed with the SEC on February 16, 2023) provides for certain modifications to his participation in the Severance Benefit Plan, including modified definitions of Cause and Good Reason, each as set forth in his offer letter. The severance benefits outlined in Mr. Katz’s Employment Contract align closely with the terms in our Severance Benefit Plan applicable to our non-CEO NEOs, as described below.
Under our Severance Benefit Plan:
•
In the event of a Non-Change in Control Termination (as defined in the Severance Benefit Plan), our CEO will be entitled to receive a lump-sum cash payment equal to 12 months of the CEO’s monthly total compensation target (TCT) (as defined in the Severance Benefit Plan) and all other applicable NEOs will be entitled to receive a lump-sum cash payment equal to nine months of the NEO’s monthly TCT.

•
In the event of a Change in Control Termination (as defined in the Severance Benefit Plan), our CEO will be entitled to receive a lump-sum cash payment equal to 12 months of the CEO’s monthly base salary (as defined in the Severance Benefit Plan) and all other applicable NEOs will be entitled to receive a lump-sum cash payment equal to nine months of the NEO’s monthly base salary. In addition, 100% of each applicable NEO’s unvested equity awards will vest immediately effective as of the date of such NEO’s qualifying termination.

•	All such severance benefits are subject to the participant signing a general waiver and release of all known and unknown claims in substantially the form provided in the Severance Benefit Plan.
Roku, Inc. 2024 Proxy Statement	59

The following table summarizes the estimated payments and benefits that would be provided to our NEOs, except for Mr. Louden (whose employment with us ended in August 2023), upon an involuntary termination not in connection with a change in control or in connection with a change in control, as applicable, assuming the triggering event took place on December 31, 2023. Mr. Louden’s actual severance payment is described below.
Name(1)	Non-Change in Control Termination ($)	Change in Control Termination ($)
Anthony Wood
Severance Payment	20,000,000(2)	1,200,000(3)
Equity Acceleration	—	15,178,114(4)
Total	20,000,000	16,378,114
Dan Jedda
Severance Payment	4,500,000(2)	1,575,000(3)
Equity Acceleration	—	22,746,896(4)
Total	4,500,000	24,321,896
Charles Collier
Severance Payment	14,625,000(2)	5,118,750(3)
Equity Acceleration	—	62,512,346(4)
Total	14,625,000	67,631,096
Mustafa Ozgen
Severance Payment	5,475,000(2)	1,916,250(3)
Equity Acceleration	—	7,567,358(4)
Total	5,475,000	9,483,608
Gidon Katz
Severance Payment	5,250,000(5)	2,100,000(6)
Equity Acceleration	—	4,194,126(4)
Total	5,250,000	6,294,126
(1)
All NEOs are subject to a better-after-tax provision whereby we would either pay such person (i) the full amount of their severance benefits or, alternatively, (ii) an amount of certain severance benefits otherwise payable to them such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for such NEO.

(2)
Under the Severance Benefit Plan, cash severance payments for a Non-Change in Control Termination consist of a lump-sum payment equal to the product of the applicable NEO’s then-current monthly TCT and the participant’s severance multiplier (12 months for Mr. Wood and nine months for the other applicable NEOs). This severance payment will be paid as soon as reasonably practicable following the release effective date (as defined in the Severance Benefit Plan) but in no event later than March 15 of the year following the year in which such termination was effective.

(3)
Under the Severance Benefit Plan, cash severance payments for a Change in Control Termination consist of a lump-sum payment equal to the product of the applicable NEO’s then-current monthly base salary and the participant’s severance multiplier (12 months for Mr. Wood and nine months for the other applicable NEOs). This severance payment will be paid as soon as reasonably practicable following the release effective date (as defined in the Severance Benefit Plan) but in no event later than March 15 of the year following the year in which such termination was effective.

(4)
In the event of a Change in Control Termination, any unvested portion of an equity award granted to an NEO under our equity incentive plans will vest in full effective as of the date of such NEO’s termination. As required by SEC rules, the estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable NEO as of December 31, 2023 by the difference between the exercise price of the stock option and the closing price of our Class A common stock on December 29, 2023 ($91.66), and the estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs held by the applicable NEO as of December 31, 2023 by the closing price of our Class A common stock on December 29, 2023 ($91.66).

60	Roku, Inc. 2024 Proxy Statement

(5)
Under the Employment Contract, the cash severance payment to Mr. Katz for a Non-Change in Control Termination consists of a lump-sum payment equal to his then-current monthly TCT multiplied by nine. This severance payment will be paid within 28 working days of the later of the date his employment is terminated and the date of receipt by the company of a copy of the duly signed Settlement Agreement (as defined in the Employment Contract).

(6)
Under the Employment Contract, the cash severance payment to Mr. Katz for a Change in Control Termination consists of a lump-sum payment equal to his then-current monthly base salary multiplied by nine. This severance payment will be paid within 28 working days of the later of the date his employment is terminated and the date of receipt by the company of a copy of the duly signed Settlement Agreement (as defined in the Employment Contract).

Mr. Louden’s Separation Arrangement
Mr. Louden ceased serving as CFO effective May 1, 2023 and transitioned to an advisory role, after which his employment with us ended on August 4, 2023. During the transition period, Mr. Louden continued to receive the same salary he received as CFO, but was not granted any equity awards. Upon completion of the transition period, Mr. Louden received a lump sum payment in the amount of $6,075,000, which was equivalent to the payment he would have received pursuant to a Non-Change in Control Termination under the Severance Benefit Plan. Mr. Louden’s unvested equity awards were not accelerated. As required under the Severance Benefit Plan, Mr. Louden provided a general release of claims in favor of the company upon his departure.
Pay Versus Performance
Below we provide disclosure regarding executive compensation for our CEO and non-CEO NEOs and our performance for the fiscal years listed below in accordance with the applicable SEC rules. For the most recently completed fiscal year and the fiscal years represented in the table, we did not use any “financial performance measures” as defined in the applicable SEC rules to link compensation paid to our NEOs to our performance. Accordingly, we have omitted the “company selected measure” and the tabular list of financial performance measures described in the applicable SEC rules.
The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” have been calculated in a manner consistent with the applicable SEC rules. Use of the term “compensation actually paid” (CAP) is required by the SEC’s rules, and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.
Fiscal Year(1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($) (in thousands)
					TSR ($)	Peer Group TSR ($)(4)
2023	20,218,958	46,504,701	9,439,261	24,541,372	68.45	166.70	(709,561)(5)
2022	20,991,685	(77,933,918)	20,448,128	5,762,267	30.40	94.89	(498,005)
2021	18,133,692	(51,681,097)	5,005,742	(7,130,167)	170.43	181.34	242,385
2020	15,363,568	222,680,143	4,194,073	41,724,637	247.96	136.16	(17,507)
(1)
The CEO in each year was Anthony Wood. The non-CEO NEOs in 2023 were Dan Jedda, Charles Collier, Mustafa Ozgen, Gidon Katz, and Steve Louden. The non-CEO NEOs in 2022 were Steve Louden, Charles Collier, Gidon Katz, and Mustafa Ozgen. The non-CEO NEOs in 2021 and 2020 were Steve Louden, Stephen H. Kay, Mustafa Ozgen, and Scott Rosenberg.

Roku, Inc. 2024 Proxy Statement	61

(2)	To determine the CAP to our CEO, the amounts reported in the Total column of the Summary Compensation Table for the applicable year were adjusted as follows:
	2023($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total for CEO	20,218,958	20,991,685	18,133,692	15,363,568
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(19,000,133)	(19,775,041)	(16,917,387)	(14,122,763)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	17,717,575	6,900,189	6,035,966	52,724,467
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	15,286,287	(58,312,566)	(69,472,019)	158,286,976
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	4,802,620	2,732,858	—	—
+ Year over Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	7,479,394	(30,471,043)	10,538,650	10,427,895
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Compensation Actually Paid to CEO	46,504,701	(77,933,918)	(51,681,097)	222,680,143
*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)	To determine the average CAP to our non-CEO NEOs, the amounts reported in the Total column of the Summary Compensation Table for the applicable year were adjusted as follows:
	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Average Summary Compensation Table Total for Non-CEO NEOs	9,439,261	20,448,128	5,005,742	4,194,073
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(5,139,320)	(18,676,467)	(4,270,687)	(3,456,374)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	6,605,446	11,948,736	1,812,690	12,999,355
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	10,487,559	(5,741,438)	(11,647,173)	25,810,598
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	781,615	1,067,751	—	—
+ Year over Year Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	2,833,412	(3,284,443)	1,969,261	2,176,985
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(466,601)	—	—	—
Average Compensation Actually Paid to Non-CEO NEOs	24,541,372	5,762,267	(7,130,167)	41,724,637
*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
62	Roku, Inc. 2024 Proxy Statement

(4)
Roku’s Total Shareholder Return (TSR) and the Peer Group TSR reflected in these columns for each year is calculated based on a fixed investment on December 31, 2019 of $100 through the end of the applicable year on the same cumulative basis as is used in Item 201(e) of Regulation S-K. Peer Group TSR reflects the cumulative TSR for our custom peer group used for purposes of the performance graph included in our Annual Report on Form 10-K filed with the SEC on February 16, 2024, consisting of Alphabet, Inc., Fox Corporation, fuboTV Inc., Interpublic Group of Companies, Inc., LiveRamp Holdings, Inc., Magnite, Inc., Meta Platforms, Inc., Netflix, Inc., Paramount Global, Pinterest, Inc., PubMatic, Inc., Snap, Inc., The Trade Desk, Inc., Vizio Holding Corp., The Walt Disney Company, and Warner Bros. Discovery, Inc.

(5)	Net Income (Loss) for fiscal year 2023 includes restructuring charges of $356.1 million.
Relationship Between CAP and Performance Measures
The charts below illustrate the relationship between CAP to our CEO and our non-CEO NEOs (as calculated above), our TSR, our Peer Group TSR, and our net income (loss).

Roku, Inc. 2024 Proxy Statement	63

Pay Ratio
Below we provide information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of Anthony Wood, our CEO, during 2023. For 2023, our last completed fiscal year:
•	The annual total compensation of our median employee (excluding our CEO) was $253,359;
•	The annual total compensation of our CEO was $20,218,958 (as reported in the Summary Compensation Table); and
•	The ratio of the annual total compensation of our CEO (as reported in the Summary Compensation Table) to the median employee’s annual total compensation was approximately 80:1.
To determine the median employee of Roku, the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•	We selected December 31, 2023 (our fiscal year end) as the date upon which we identified our employee population and median employee.
•
We determined that, as of December 31, 2023, our employee population consisted of 3,176 employees globally, including active full-time, part-time, and temporary employees (with such total employee population consisting of 2,441 U.S. employees and 735 international employees), of which 3,026 were considered in identifying the median employee. As permitted by SEC rules, we excluded all of our employees located in China (143 employees), Brazil (6 employees), and Belgium (1 employee). These 150 employees constituted approximately 4.7% of our total employee population.

•
We used the total compensation target of each employee, consisting of salary (including target commission, where applicable) and target equity award value, as a consistently applied measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired employees during this period. For hourly employees, we used a reasonable estimate of hours worked multiplied by the employee’s hourly rate as a reasonable estimate of salary.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
64	Roku, Inc. 2024 Proxy Statement

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options and awards (a)	Weighted-average exercise price of outstanding options(1) (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities in column (a)) (c)
	(in thousands, except per share amount)
Equity compensation plans approved by security holders(2)	13,984	$75.55	32,969
Equity compensation plans not approved by security holders	—	—	—
Total	13,984	$75.55	32,969
(1)	RSUs have been excluded for purposes of computing weighted-average exercise prices in column (b) as they do not have an exercise price.
(2)
The number of securities remaining available for future issuance in column (c) includes 27,880 shares (in thousands) of Class A common stock available for issuance under the 2017 Plan and 5,089 shares (in thousands) of Class A common stock available for issuance under our 2017 Employee Stock Purchase Plan (the ESPP). Under the 2017 Plan, unless the Board or Compensation Committee acts to provide otherwise, the number of shares of Class A common stock available for issuance automatically increases on January 1st of each year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding year, through January 1, 2027. If Proposal 2 is approved, under the Restated 2017 Plan, unless the Board or Compensation Committee acts to provide otherwise, the number of shares of Class A common stock available for issuance will automatically increase on January 1st of each year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding year, through January 1, 2034. Under the ESPP, unless the Board or Compensation Committee acts to provide otherwise, the number of shares of Class A common stock available for issuance automatically increases on January 1st of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on the last day of the preceeding year and (ii) 3,000,000 shares. We have not issued any shares of Class A common stock under the ESPP.

Roku, Inc. 2024 Proxy Statement	65

Certain Relationships and Related Transactions
We have adopted a Related Person Transaction Policy providing that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related person transaction with us without the prior consent of our Audit Committee (or other independent members of our Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 and the related person has a direct or indirect interest, must first be presented to our Audit Committee for review, consideration, and approval. If a related person transaction was not a related person transaction when it was originally consummated, or was not identified as such prior to consummation, it will be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to: the risks, costs, and benefits to Roku; the impact on our directors’ independence; the terms of the transaction; the availability of other sources for comparable services or products; and the terms available to or from unrelated third parties or to or from employees generally.
Below is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Employment Arrangements and Equity Grants
We have entered into written employment terms agreements or offer letters with each of our NEOs other than Mr. Wood and have adopted a Severance Benefit Plan. For more information regarding these arrangements, see “Compensation Discussion and Analysis—Employment, Severance, and Change in Control Arrangements” and “Executive Compensation—Potential Payments on Termination or Change in Control.” We have granted equity awards to our NEOs and our directors. For a description of these equity awards, see “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by our Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
66	Roku, Inc. 2024 Proxy Statement

Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of Roku’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Roku. Officers, directors, and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2023, our officers, directors, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
Annual Report on Form 10-K and SEC Filings
We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 (the Annual Report) with the SEC. Our Annual Report and this proxy statement are posted on our investor relations website (roku.com/investor) and are available on the SEC’s website (www.sec.gov).
A copy of our Annual Report is also available without charge upon written request to us via email at ir@roku.com. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to the office of our Corporate Secretary at Roku, Inc., Attention: Corporate Secretary, 1701 Junction Ct., Suite 100, San Jose, California 95112.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and such information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report,” the “Compensation Committee Report,” and the “Pay Versus Performance” sections of this proxy statement specifically are not incorporated by reference into any other filings with the SEC, are not deemed to be “soliciting material” and are not deemed “filed” with the SEC. In addition, this proxy statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this proxy statement and is not incorporated by reference.
Roku, Inc. 2024 Proxy Statement	67

Appendix A
ROKU, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(EFFECTIVE AS OF [JUNE 6, 2024])
1. GENERAL.
(a) Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Roku, Inc. 2008 Equity Incentive Plan (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the IPO Date, no additional stock awards were granted under the Prior Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i) From and after 12:01 a.m. Pacific time on the IPO Date, with respect to the aggregate number of shares of Class B common stock subject, at such time, to outstanding stock awards granted under the Prior Plan that (1) expire or terminate for any reason prior to exercise; (2) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (3) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (such shares the “Returning Shares”) will immediately be added to the Share Reserve as shares of Common Stock (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.
(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2. ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
Roku, Inc. 2024 Proxy Statement	A-1

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.
(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.
(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x) To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).
A-2	Roku, Inc. 2024 Proxy Statement

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d) Delegation to Other Person or Body. The Board may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves; (ii) determine the number of shares of Common Stock subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Director acting in the capacity as a Director or that is not comprised solely of Directors acting in their capacity as Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 14(x)(iii) below.
(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. SHARES SUBJECT TO THE PLAN.
(a) Share Reserve.
(i) Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 36,501,187 shares, which number is the sum of (i) 35,538,075 shares plus (ii) the Returning Shares, if any, which become available for grant under this Plan from time to time, up to a maximum of 28,000,000 Returning Shares (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each calendar year, beginning on January 1 in the calendar year
Roku, Inc. 2024 Proxy Statement	A-3

following the calendar year in which the Effective Date occurs and ending on (and including) January 1, 2034 (each, an “Evergreen Date”) in an amount equal to five percent (5%) of the total number of shares of Capital Stock outstanding on the last day of the preceding year. Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(i) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.
(ii) Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 200,000,000 shares of Common Stock.
(d) Limitation on Compensation of Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such year for service on the Board, will not exceed U.S. $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. ELIGIBILITY.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in
A-4	Roku, Inc. 2024 Proxy Statement

consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i) by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and
Roku, Inc. 2024 Proxy Statement	A-5

will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable laws or regulations. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable non-U.S. law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company or to any third party designated by the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or
A-6	Roku, Inc. 2024 Proxy Statement

Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other written agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of
Roku, Inc. 2024 Proxy Statement	A-7

Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.
(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another written agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
(m) Whole Shares. Option and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
A-8	Roku, Inc. 2024 Proxy Statement

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as applicable to the shares subject to the Restricted Stock Award to which they relate.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the
Roku, Inc. 2024 Proxy Statement	A-9

measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7. COVENANTS OF THE COMPANY.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan or other securities or applicable laws, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by applicable law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner or tax treatment of exercising an Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and
A-10	Roku, Inc. 2024 Proxy Statement

(ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company or its Affiliates, each Participant agrees to indemnify and hold the Company or its Affiliates harmless from any failure by the Company or its Affiliates to withhold the proper amount.
8. MISCELLANEOUS.
(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be. Furthermore, to the extent the Company is not the employer of a Participant, the grant of an Award will not establish an employment or other service relationship between the Company and the Participant.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
Roku, Inc. 2024 Proxy Statement	A-11

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds U.S. $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and non-U.S. federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that (A) no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes), and (B) with respect to an Award held by any Participant who is subject to the filing requirements of Section 16 of the Exchange Act, any such share withholding must be specifically approved by the Compensation Committee as the applicable method that must be used to satisfy the tax withholding obligation or such share withholding procedure must otherwise satisfy the requirements for an exempt transaction under Section 16(b) of the Exchange Act; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.
(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Stock Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Company or a third party selected by the Company. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or
A-12	Roku, Inc. 2024 Proxy Statement

settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise may be required under applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
(m) Effect on Other Employee Benefit Plans. The value of any Stock Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
Roku, Inc. 2024 Proxy Statement	A-13

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), which exercise is contingent upon the effectiveness of such Corporate Transaction with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction;
(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Stock Award, multiplied by the number of shares subject to the Stock Award. For clarity, this payment may be zero (U.S. $0) if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the exercise price of the Stock Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
A-14	Roku, Inc. 2024 Proxy Statement

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10. TERMINATION OR SUSPENSION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Amended and Restated 2017 Equity Incentive Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11. EXISTENCE OF THE PLAN.
The Plan amends and restates the Company’s 2017 Equity Incentive Plan, as amended that became effective in September 2017. The Plan shall be in effect from the Effective Date.
12. CHOICE OF LAW.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
14. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Adoption Date” means the date the Amended and Restated 2017 Equity Incentive Plan is adopted by the Board.
(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c) “Award” means a Stock Award or a Performance Cash Award.
(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(e) “Board” means the Board of Directors of the Company.
(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares,
Roku, Inc. 2024 Proxy Statement	A-15

change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or written agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 60% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 60% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 60% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries
A-16	Roku, Inc. 2024 Proxy Statement

to an Entity, more than 60% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of the Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l) “Common Stock” means the Class A common stock of the Company, having one vote per share.
(m) “Company” means Roku, Inc., a Delaware corporation.
(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the
Roku, Inc. 2024 Proxy Statement	A-17

Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will a Corporate Transaction be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(q) “Director” means a member of the Board.
(r) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s) “Effective Date” means the date as of which this Plan is approved by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders.
(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u) “Entity” means a corporation, partnership, limited liability company or other entity.
(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any
A-18	Roku, Inc. 2024 Proxy Statement

natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(x) “Fair Market Value” means, as of any date, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(z) “IPO Date” means September 28, 2017.
(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
Roku, Inc. 2024 Proxy Statement	A-19

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(jj) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ll) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(mm) “Performance Criteria” means the one or more criteria that the Board or Committee (as applicable) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or Committee (as applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) subscriber satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) the number of subscribers, including but not limited to unique subscribers; (34) employee retention; and (35) other measures of performance selected by the Board.
(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board or Committee (as applicable) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or Committee (as applicable) (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or Committee (as applicable) will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock
A-20	Roku, Inc. 2024 Proxy Statement

based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board or Committee (as applicable) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(oo) “Performance Period” means the period of time selected by the Board or Committee (as applicable) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or Committee (as applicable).
(pp) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(qq) “Plan” means this Roku, Inc. Amended and Restated 2017 Equity Incentive Plan, as it may be amended.
(rr) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww) “Securities Act” means the Securities Act of 1933, as amended.
(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of
Roku, Inc. 2024 Proxy Statement	A-21

such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
A-22	Roku, Inc. 2024 Proxy Statement

ROKU, INC.
1173 COLEMAN AVENUE
SAN JOSE, CA 95110

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ROKU2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34506-P08099 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ROKU, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

1. To elect three Class I directors to serve until the 2027 Annual Meeting of Stockholders.

Nominees:	For	Withhold
1a. Ravi Ahuja	☐	☐
1b. Mai Fyfield	☐	☐
1c. Laurie Simon Hodrick	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V34507-P08099

ROKU, INC.
Annual Meeting of Stockholders
June 6, 2024 9:30 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Anthony Wood, Dan Jedda and Stephen Kay, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ROKU, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Pacific Time on June 6, 2024, live via the internet at www.virtualshareholdermeeting.com/ROKU2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side